                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

                                   dated as of

                                 April 23, 1998

                                      among

                                    MEPC PLC,
                                     Parent

                                       and

                       EOP OPERATING LIMITED PARTNERSHIP,
                        DUKE REALTY LIMITED PARTNERSHIP,
                                       and
                               WEEKS REALTY, L.P.,
                                     Buyers






                      Relating to the Purchase and Sale of

                    Certain Office and Industrial Properties

                               TABLE OF CONTENTS

                            ----------------------



                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Interpretation..................................................7

                                    ARTICLE 2
                                PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale...............................................7
SECTION 2.02.  Assumed Obligations............................................12
SECTION 2.03.  Excluded Obligations...........................................13
SECTION 2.04.  Purchase Price; Allocation of Purchase Price...................13
SECTION 2.05.  Closing........................................................13
SECTION 2.06.  Adjustments to Purchase Prices at Second Closing Date..........15
SECTION 2.07.  Intentionally Omitted..........................................17
SECTION 2.08.  Adjustments....................................................17
SECTION 2.09.  Real Estate Tax Refunds........................................25
SECTION 2.10.  Deposit; Letters of Credit.....................................25
SECTION 2.11.  Apportionments with Respect to Partnership Interest............27
SECTION 2.12.  Walker Building................................................30

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 3.01.  Corporate Existence and Power..................................30
SECTION 3.02.  Corporate Authorization........................................31
SECTION 3.03.  Governmental Authorization.....................................31
SECTION 3.04.  Noncontravention...............................................31
SECTION 3.05.  Required Consents..............................................31
SECTION 3.06.  Properties.....................................................31
SECTION 3.07.  Other Material Contracts.......................................34
SECTION 3.08.  Intentionally omitted..........................................34
SECTION 3.09.  Litigation.....................................................34
SECTION 3.10.  Compliance with Laws and Court Orders..........................34
SECTION 3.11.  Insurance Coverage.............................................35
SECTION 3.12.  Brokers and Finders............................................35
SECTION 3.13.  ERISA..........................................................35
SECTION 3.14.  Environmental Compliance.......................................35

                                                                            PAGE
                                                                            ----

SECTION 3.15.  Partnership Financial Statements...............................35

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.01.  Existence and Power............................................36
SECTION 4.02.  Authorization..................................................36
SECTION 4.03.  Governmental Authorization.....................................36
SECTION 4.04.  Noncontravention...............................................36
SECTION 4.05.  Financing......................................................37
SECTION 4.06.  Litigation.....................................................37
SECTION 4.07.  Brokers and Finders............................................37
SECTION 4.08.  Inspections; No Other Representations; Waiver of Claims........37

                                    ARTICLE 5
                               COVENANTS OF SELLER

SECTION 5.01.  Conduct of the Business........................................39
SECTION 5.02.  Tenant Leases..................................................39
SECTION 5.03.  Access to Properties and Information...........................40
SECTION 5.04.  Notices of Certain Events......................................41
SECTION 5.05.  Restructuring..................................................42
SECTION 5.06.  Estoppel Certificates..........................................42
SECTION 5.07.  Construction of Improvements on Development Properties.........42
SECTION 5.08.  Insurance......................................................44
SECTION 5.09.  Association Letters............................................44

                                    ARTICLE 6
                               COVENANTS OF BUYERS

SECTION 6.01.  Confidentiality................................................44
SECTION 6.02.  Access ........................................................45
SECTION 6.03.  Trademarks; Tradenames.........................................45
SECTION 6.04.  Title Matters..................................................45
SECTION 6.05.  Certain Due Diligence..........................................49

                                                                            PAGE
                                                                            ----
                                    ARTICLE 7
                         COVENANTS OF BUYERS AND PARENT


SECTION 7.01.  Commercially Reasonable Efforts; Further Assurances............52
SECTION 7.02.  Certain Filings................................................52
SECTION 7.03.  Public Announcements...........................................52
SECTION 7.04.  Casualty and Condemnation......................................52
SECTION 7.05.  Unassigned Contracts...........................................54

                                    ARTICLE 8
                            TRANSFER AND SALES TAXES

SECTION 8.01.  Transfer and Sales Taxes.......................................54
SECTION 8.02.  Sales Taxes....................................................54

                                    ARTICLE 9
                                EMPLOYEE BENEFITS

SECTION 9.01.  Employee Benefit Liabilities Generally.........................55
SECTION 9.02.  Stay Sell Agreement............................................55

                                   ARTICLE 10
                              CONDITIONS TO CLOSING

SECTION 10.01.  Conditions to Obligations of Buyers and Sellers...............56
SECTION 10.02.  Conditions to Obligation of Buyers............................56
SECTION 10.03.  Conditions to Obligation of Sellers...........................57

                                   ARTICLE 11
                            SURVIVAL; INDEMNIFICATION

SECTION 11.01.  Survival......................................................58
SECTION 11.02.  Indemnification...............................................58
SECTION 11.03.  Procedures....................................................59
SECTION 11.04.  Calculation of Damages........................................60
SECTION 11.05.  Assignment of Claims..........................................60

                                                                            PAGE
                                                                            ----

                                   ARTICLE 12
                              TERMINATION; REMEDIES

SECTION 12.01.  Grounds for Termination.......................................61
SECTION 12.02.  Effect of Termination.........................................62
SECTION 12.03.  Specific Performance..........................................62
SECTION 12.04.  Survival......................................................63

                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION 13.01.  Notices.......................................................63
SECTION 13.02.  Expenses; Brokers.............................................65
SECTION 13.03.  Governing Law.................................................66
SECTION 13.04.  Jurisdiction..................................................66
SECTION 13.05.  WAIVER OF JURY TRIAL..........................................66
SECTION 13.06.  Attorneys' Fees...............................................66
SECTION 13.07.  No Recording..................................................66
SECTION 13.08.  Successors and Assigns........................................66
SECTION 13.09.  Third-party Beneficiaries.....................................67
SECTION 13.10.  Entire Agreement..............................................67
SECTION 13.11.  Invalid Provisions............................................67
SECTION 13.12.  Amendments and Waivers........................................67
SECTION 13.13.  Liability of Parties..........................................68
SECTION 13.14.  Counterparts..................................................68
SECTION 13.15.  Binding Effect................................................68

                             Exhibits and Schedules

Exhibit A:          Properties, Sellers, Buyers, Prices, Closings
Exhibit B:          Restructuring Transactions
Exhibit C:          Form of Escrow Agreement
Exhibit D:          Form of Letter of Credit
Exhibit E:          Form of Assignment and Assumption Agreement
Exhibit F:          Form of Assignment of Partnership Interest and
                     Assignment and Assumption of Partnership Interest

Schedule 2.05:      List of Closing Documents
Schedule 2.06:      Adjustments to Purchase Prices at Second Closing
Schedule 2.11:      Partnership Financial Statements
Schedule 3.05:      Required Consents
Schedule 3.06(a):   Properties
Schedule 3.06(b):   Rent Roll
Schedule 3.06(c):   Pending Contracts
Schedule 3.07:      Other Material Contracts
Schedule 3.09:      Litigation
Schedule 3.10:      Violations of Law
Schedule 3.11:      Insurance Coverage
Schedule 3.13:      Employee Benefit Plans and Benefit Arrangements
Schedule 3.14:      Environmental Compliance
Schedule 6.03:      Trademarks and Tradenames Not To Be Used By Buyers
Schedule 6.04(b):   As Built Surveys To Be Delivered By Parent

                           ASSET PURCHASE AGREEMENT


     AGREEMENT dated as of April 23, 1998 among MEPC PLC, an English company ("Parent"); and EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("EOP"), DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Duke"), and WEEKS REALTY, L.P., a Georgia limited partnership ("Weeks" and collectively with EOP, Duke and any partnership or limited liability company formed by EOP, Duke and Weeks to purchase the Walker Building in Washington, D.C. in accordance with Section 2.12, the "Buyers").


                             W I T N E S S E T H :

     WHEREAS, Parent is, or upon completion of the Restructuring (as defined below) will be, the direct or indirect owner of all of the outstanding stock of the owners (the "Sellers") of the respective Properties (as defined below) listed as owned by them on Exhibit A hereto, which Properties are more particularly described in Schedule 3.06(a) hereto; and

     WHEREAS, Parent desires to cause the Sellers to sell the Properties to the Buyers; the Sellers desire to sell the Properties to the Buyers; and each Buyer desires to purchase the Properties listed as to be purchased by it on Exhibit A hereto.

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. Weeks Development Partnership, a Georgia general partnership, shall be deemed to be an Affiliate of Weeks.

     "Benefit Arrangement" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that
(i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by the Sellers or any of their Affiliates and (iii) covers any employee of the Sellers or any of their Affiliates whose employment relates primarily to specific Properties.

     "business day" means a day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

     "Casualty" means any damage to, or destruction of, any Property.

     "Closing" means the consummation of the transactions contemplated herein with respect to each Property and includes both the First Closing and the Second Closing.

     "Closing Date" means (i) with respect to the First Closing, the actual date of the First Closing, and (ii) with respect to the Second Closing, the actual date of the Second Closing.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Condemnation" means any condemnation or other taking or temporary or permanent requisition of the Property, any interest therein or right appurtenant thereto, or any change of grade affecting the Property, as the result of the exercise of any right of condemnation or eminent domain. A sale, conveyance or other transfer to a governmental authority in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

     "Data Room" means the data room maintained by MEPC American at its offices in Dallas, Texas and the documents and information made available to the relevant Buyer therein, for the conduct of due diligence in connection with the transactions contemplated by this Agreement.

     "Development Property" means any Property listed on Exhibit A under the heading "Properties for the Second Closing" that is designated on said Exhibit
         ---------------------------------
as a property under development, provided that Colonnade I and II are not Development Properties.

     "Employee Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Sellers or any of their Affiliates and (iii) covers any employee of the Sellers or any of their Affiliates whose employment relates primarily to specific Properties.

     "Environmental Laws" means laws relating to the protection of human health or the environment or to emissions, discharges or releases of pollutants, contaminants or hazardous substances into the environment.

     "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to the Properties (as currently or previously operated), or any activities or operations occurring or conducted currently or previously on the Properties (including offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which arise under or relate to any Environmental Law (including any matter disclosed or required to be disclosed in Schedule 3.14).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Indebtedness" means any indebtedness for borrowed money; provided that Indebtedness shall not include (i) accounts payable (or similar items) arising in the ordinary course of business consistent with past practices or (ii) the current portion of any item which constitutes Indebtedness.

     "knowledge" means (i) with respect to Parent or any Seller, the actual knowledge of James Tuckey, James Dundas, Stephen East, David Gruber, Donn Fuller, Peter Johnson, Jim Fant, Ab Atkins or Howard Garfield (whether or not any such individuals are employed by Parent or any Seller); (ii) with respect to EOP, the actual knowledge of Jeffrey M. Bramson (whether or not employed by EOP); (iii) with respect to Duke, the actual knowledge of Robert M. Chapman (whether or not employed by Duke); (iv) with respect to Weeks, the actual knowledge of Thomas D. Senkbeil (whether or not employed by Weeks), and (v) with respect to any Buyer formed to purchase the Walker Building, the actual knowledge of any individual named in clause (ii), (iii) or (iv) above (whether or not employed by such Buyer).

     "laws" means with respect to any Property, any and all federal, state and local statutes, ordinances, codes and other laws applicable to the Property or the transactions contemplated hereby, and all rules, regulations, designations, restrictions or other requirements of any federal, state, local or other governmental department, authority or other entity having jurisdiction over Property, all or now or hereafter in effect; including zoning, planning, land use, landmark, building, construction, health and safety laws and Environmental Laws.

     "Lien" means, with respect to any property or asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge or encumbrance of any kind thereon; the interest of a vendor or lessor under conditional sale agreement, capital lease or other title retention agreement affecting the title thereto; any covenant, condition, restriction, reservation, easement, right of way or other right, instrument or document affecting the title thereto; or any other exception to or defect in the title thereto.

     "Material Adverse Effect" means, for any Buyer, (a) a material adverse effect on the business, assets or results of operations of the Properties comprising such Buyer's Property Group, taken as a whole, including without limitation a material adverse effect on the net operating income derived from such Property Group or the use of, access to or number of available parking spaces for the respective Properties comprising such Property Group, except in each case any such effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby, (ii) changes or conditions affecting the office and industrial real estate markets in the United States or in any jurisdiction or market where such Buyer's Property Group is located generally or (iii) changes in economic, regulatory or political conditions generally and/or (b) a material adverse effect on the enforceability of this Agreement or on the enforceability of the transactions contemplated hereby.

     "MEPC American" means MEPC American Properties, Inc., a Delaware corporation.

     "MEPC Finance" means MEPC Finance Inc., a Delaware corporation, and its Subsidiaries.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

     "person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or a political subdivision, agency or instrumentality thereof;

     "Property Group" means with respect to each Buyer the respective Properties listed as to be purchased by such Buyer on Exhibit A hereto.

     "Restructuring" means the transactions set forth in Exhibit B.

     "Stay Sell Agreement" means that certain Stay and Sell Pay and Performance Bonus Agreement dated October 9, 1997 among Parent and its affiliates named or referred to therein, as amended.

     "Title IV Plan" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

                Term                                       Section
                ----                                       -------
                Adjustment Time                            2.08(a)
                Aggregate Purchase Price                   2.04
                Assumed Obligations                        2.02
                Brokerage Contract                         3.06(a)(x)
                Buyer Breach Conditions                    12.01(c)
                Buyer Designated Person                    2.06(d)
                Claims                                     4.08(b)
                Completed                                  5.07(b)
                Completion                                 5.07(b)
                Contract                                   3.06(d)
                Damages                                    11.02(a)
                Deposit                                    2.08(l)
                Deposit Amount                             2.10(c)
                Designated Committee                       2.06(d)
                Designated Person                          2.06(c)(iii)
                Developable Land Properties                6.05(a)(iv)
                Development Contract                       3.06(a)(xiii)
                Due Diligence Objections                   6.05(c)
                Employee                                   9.02(a)
                Escrow Agent                               2.10(b)
                Escrow Agreement                           2.10(b)
                Excluded Obligations                       2.03
                Expiration Date                            11.01
                First Closing                              2.05(a)
                Golden Hills Development Agreement         2.01(c)
                Golden Hills Interest                      2.01(c)
                Golden Hills Property                      2.01(c)
                Golden Hills Purchase Price                2.01(c)
                HRA                                        2.01(c)
                Indemnified Party                          11.03(a)
                Indemnifying Party                         11.03(a)

                Term                                       Section
                ----                                       -------
                Letter of Credit                           2.10(a)(i)
                MEPC Minneapolis                           2.01(b)
                Management Contract                        3.06(a)(xi)
                Mortgage                                   3.06(a)(viii)
                NML                                        2.01(b)
                Parcel                                     2.01(a)
                Parent Designated Person                   2.06(d)
                Partnership                                2.01(b)
                Partnership Agreement                      2.01(b)
                Partnership Interest                       2.01(b)
                Permitted Encumbrances                     6.04(a)
                Plans                                      5.07(a)
                Potential Contributor                      11.05
                Property                                   2.01(a)
                Property Sale Notice                       2.01(b)
                Purchase Price                             2.04
                Purchased Assets                           2.01
                REA                                        3.06(a)(ix)
                Rent Roll                                  3.06(b)
                Required Consents                          3.05
                Retained Employee                          9.02(a)(ii)
                Sales Taxes                                8.02
                Second Closing                             2.05(b)
                Seller Breach Condition                    12.01(c)
                Seller Party                               4.08(b)(i)
                Service Contract                           3.06(a)(xii)
                Severance Side Letter                      9.02(a)(i)
                Survey                                     3.06(a)(vii)
                Tenant Lease                               3.06(b)
                Termination Notice                         2.01(b)
                Third Designated Person                    2.06(d)
                Third Party Claim                          11.03(b)
                Title Company                              3.06(a)(v)
                Title Objections                           6.04(c)
                Title Policy                               3.06(a)(vi)
                Title Report                               3.06(a)(v)
                Transfer Taxes                             8.01
                Travelers Assets                           2.01(b)
                Travelers Mortgage                         2.01(b)
                Travelers Parcel                           2.01(b)
                Travelers Property                         2.01(b)

                Term                                       Section
                ----                                       -------
                Travelers Property Purchase Price          2.01(b)
                Unassigned Contracts                       7.05

     SECTION 1.02. Interpretation. In this Agreement, unless otherwise specified, (i) singular words include the plural and plural words include the singular; words importing any gender include the other genders; (ii) references to any person include its successors and assigns; (iii) the word "successors", when it refers to an individual, includes the heirs, devisees, legatees, executors, administrators and personal representatives of such individual; (iv) references to any statute or other law include all rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (v) references to any agreement or other document include all subsequent amendments or other modifications thereof entered into in accordance with the provisions thereof;
(vi) the words "approve", "consent" or "agree", and any derivations thereof or words of similar import, mean the prior written approval, consent or agreement of the person holding the right to approve, consent or agree; (vii) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (viii) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Agreement in its entirety; (ix) the Schedules and Exhibits hereto are part of this Agreement and are incorporated herein by reference; (x) the words "Section", "Schedule" or "Exhibit" refer to the Sections, schedules and exhibits of and to this Agreement; (xi) headings of Sections, Schedules and Exhibits are inserted as a matter of convenience and shall not affect the construction of this Agreement; and (xii) this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.


                                   ARTICLE 2

                               PURCHASE AND SALE

     SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, each Buyer agrees (with respect to the Properties listed as to be purchased by it on Exhibit A hereto) to purchase from the relevant Sellers and Parent agrees to cause each Seller (with respect to the Properties listed as owned by it on Exhibit A hereto) to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to the relevant Buyers at the relevant Closing, the following properties and assets (collectively, the "Purchased Assets"):

     (a) The parcel or parcels of land described in Schedule 3.06(a) (each a "Parcel") listed as owned by the relevant Seller in said Schedules 3.06(a); and the buildings, structures and improvements now located on the relevant Parcel (each collectively a "Property"); together with any and all right, title and interest of the relevant Seller in and to any land lying in the bed of any street, road or public or private right of way adjacent to the relevant Property; and together with all right, title and interest of the relevant Seller in, to and under: (i) any REA relating to the relevant Property; (ii) any and all other easements, servitudes, rights of way, water rights, mineral rights, development rights, other rights, covenants, conditions, tenements, hereditaments and appurtenances belonging or in any way appertaining to the relevant Property to the extent assignable by the relevant Seller; (iii) any and all fixtures, furnishings, equipment, goods, chattels, machinery and other personal property attached to or located on the relevant Property owned or leased by the relevant Seller to the extent transferrable by the relevant Seller; (iv) any and all licenses, consents, approvals and permits (including any and all certificates of occupancy and zoning variances) relating to the relevant Property held by the relevant Seller to the extent transferrable by the relevant Seller; (v) any and all Tenant Leases held by the relevant Seller relating to the relevant Property;
(vi) any and all Brokerage Contracts, Service Contracts, Development Contracts and other Contracts relating to the relevant Property held by the relevant Seller to the extent transferrable by the relevant Seller; (vii) any and all right of the relevant Seller to use the name and address of the relevant Property; (viii) any and all other assets and property of the relevant Seller directly relating to the relevant Property; and (ix) any and all books, records, files and papers whether in hard copy or computer format that relate directly to the relevant Property, including any information relating to any tax imposed on the relevant Property;

     (b) (Intentionally Omitted)

                          [INTENTIONALLY LEFT BLANK]

                          [INTENTIONALLY LEFT BLANK]

     (c) (Intentionally Omitted)

     SECTION 2.02. Assumed Obligations. Effective at the time of the relevant Closing, each Buyer shall assume (with respect to the Properties listed as to be purchased by it on Exhibit A hereto) the following (the "Assumed Obligations"): all obligations and liabilities of the relevant Sellers (including any predecessors of the relevant Sellers and any prior owners of the relevant Properties) and their Affiliates of any kind, character or description relating to or arising out of the relevant Properties (except for the Excluded Obligations described below), whether under the REAs (if any), Tenant Leases, Brokerage Contracts, Management Contracts, Service Contracts, Development Contracts, other Contracts or Permitted Encumbrances, under applicable laws or otherwise and, in the case of the Partnership Interest, under the Partnership Agreement and the Travelers Mortgage and, in the case of the Golden Hills Interest, under the Golden Hills Development Agreement and the related escrow agreement, which accrue, or arise out of events occurring, on or after the Closing Date; but excluding all obligations under the Unassigned Contracts.

     SECTION 2.03. Excluded Obligations. Notwithstanding Section 2.02, no Buyer shall assume any of the following (the "Excluded Obligations"): any obligations and liabilities of Sellers and their Affiliates relating to or arising out of the Properties, whether under REAs (if any), Tenant Leases, Brokerage Contracts, Management Contracts, Service Contracts, Development Contracts, other Contracts or Permitted Encumbrances, under applicable Laws or otherwise and, in the case of the Partnership Interest of the Traveler's Property, under the Partnership Agreement and the Travelers Mortgage and, in the case of the Golden Hills Interest, under the Golden Hills Development Agreement and the related escrow agreement, which (i) accrue, or arise out of events occurring, prior to the Closing Date; or (ii) are for employee compensation or benefits, subject to
Section 9.02.

     SECTION 2.04. Purchase Price; Allocation of Purchase Price. The aggregate
purchase price for the Purchased Assets is $            in cash (the "Aggregate
Purchase Price"), subject to adjustment as set forth herein, which Aggregate Purchase Price is allocated to the Partnership Interest, the Golden Hills Interest and the Properties and the Purchased Assets related thereto as set forth on Exhibit A hereto (the amount of such Aggregate Purchase Price allocated to the Partnership Interest, the Golden Hills Interest and to each Property on Exhibit A being the "Purchase Price" with respect to such Property and the other Purchased Assets relating to such Property). The Aggregate Purchase Price shall be adjusted as follows: (i) the Aggregate Purchase Price shall be increased or decreased, as the case may be, by the difference between $68,400,000 and the Purchase Price for Colonnade III determined pursuant to paragraph IX of Schedule 2.06; (ii) the Aggregate Purchase Price shall be further increased or decreased by the difference between $3,361,743 and the Golden Hills Purchase Price determined pursuant to Section 2.01(c); the Aggregate Purchase Price shall be further decreased by the $10,920,500 Purchase Price for the Partnership Interest set forth in Exhibit A in the event that the sale and purchase of the Partnership Interest is terminated pursuant to Section 2.01(b); and (iv) the Aggregate Purchase Price shall be increased by the $36,401,667 Travelers Property Purchase Price in the event that the Travelers Property is to be sold and purchased pursuant to Section 2.01(b). The relevant Seller and relevant Buyer shall agree upon the allocation of the Purchase Price for each Property to the real property, personal property and intangible property components of such Property prior to the relevant Closing Date.

     SECTION 2.05. Closing. (a) The closing (the "First Closing") of the purchase and sale of the Partnership Interest and the Properties listed on Exhibit A as Properties for the First Closing and the other Purchased Assets relating to such Properties, and the assumption of the Assumed Obligations relating to such Properties hereunder, shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 AM (New York time) on June 1, 1998 or at such other time or place as Parent and the relevant Buyers may agree. At the First Closing:

          (i) The relevant Buyers shall deliver to the relevant Sellers on the date of the First Closing the Purchase Prices with respect to the Partnership Interest (unless the Termination Notice or the Property Sale Notice shall have been given) and the Properties that are the subject of the First Closing, in each case (A) increased or decreased (as applicable) as provided in Section 2.08(s) by the net amount of the apportionments pursuant to Sections 2.08(b) through (s), and (B) in the case of the Partnership Interest, increased or decreased (as applicable) as provided in
     Section 2.11, and (C) decreased by the amount of the relevant Buyer's Deposit Amount which is allocable to the Properties that are subject to the First Closing in accordance with Exhibit A and which is paid to the relevant Seller by the Escrow Agent, payable in United States dollars in immediately available funds by wire transfer to an account or accounts of the relevant Sellers with a bank in New York City designated by the Parent by notice given to the relevant Buyers, which notice shall be given not later than two business days prior to the relevant Closing Date.

          (ii) The relevant Sellers and the relevant Buyers shall deliver with respect to the Partnership Interest and each Property that is the subject of the First Closing the closing documents listed or referred to in
     Schedule 2.05, all in form and substance reasonably satisfactory to the relevant Sellers and the relevant Buyers and their respective counsel and consistent with the provisions hereof, and such other instruments and documents as the relevant Sellers or the relevant Buyers or their respective counsel shall reasonably request consistent with the provisions hereof to vest in the relevant Buyers the Partnership Interest and all Properties that are the subject of the First Closing and all of the relevant Seller's right, title and interest in the other Purchased Assets relating thereto, and to provide for the assumption by the relevant Buyers of the Assumed Obligations relating to such Properties.

     (b) The closing (the "Second Closing") of the purchase and sale of the Development Properties and the other Purchased Assets relating to such Properties, the Golden Hills Interest (subject to Section 2.01(c)) and, if the Property Sale Notice shall have been given, the Travelers Property and the Travelers Assets, and the assumption of the Assumed Obligations relating to such Properties, shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 AM (New York time) on September 30, 1998, or at such other time or place as Parent and the relevant Buyers may agree. At the Second Closing:

          (i) The relevant Buyers shall deliver to the relevant Sellers on the date of the Second Closing the Purchase Prices (which shall include (x) the Travelers Property Purchase Price if the Property Sale Notice shall have been given and (y) the Golden Hills Interest Purchase Price to the extent provided in Section 2.01(c)) with respect to the Properties (including the Travelers Property if the Property

     Sale Notice shall have been given) that are the subject of the Second Closing, in each case (A) decreased by the applicable adjustment, if any, provided for in Section 2.06, and (B) increased or decreased (as applicable) as provided in Section 2.08(s) by the net amount of the apportionments pursuant to Sections 2.08(b) through (s), and (C) decreased by the amount of the relevant Buyer's Deposit Amount which is allocated to the Properties (including the Travelers Property if the Property Sale Notice shall have been given) that are subject to the Second Closing in accordance with Exhibit A and which is paid to the relevant Seller by the Escrow Agent, payable in United States dollars in immediately available funds by wire transfer to an account or accounts of the relevant Sellers with a bank in New York City designated by the Parent by notice given to the relevant Buyers, which notice shall be given not later than two business days prior to the relevant Closing Date.

          (ii) The relevant Sellers and the relevant Buyers shall deliver with respect to the Travelers Property and the Golden Hills Interest, if included in the Second Closing, and each Property that is the subject of the Second Closing the closing documents listed or referred to in Schedule 2.05, all in form and substance reasonably satisfactory to the relevant Sellers and the relevant Buyers and their respective counsel and consistent with the provisions hereof, and such other instruments and documents as the relevant Sellers or the relevant Buyers or their respective counsel shall reasonably request consistent with the provisions hereof to vest in the relevant Buyers the Travelers Property and the Golden Hills Interest, if included in the Second Closing, and all Properties that are the subject of the Second Closing and all of the relevant Seller's right, title and interest in the other Purchased Assets relating thereto, and, to provide for the assumption by the relevant Buyers of the Assumed Obligations relating to such Properties.

     SECTION 2.06. Adjustments to Purchase Prices at Second Closing Date. (a) The Purchase Prices for each of the Properties that are the subject of the Second Closing and identified on Schedule 2.06 shall be adjusted as provided in
Schedule 2.06 and this Section 2.06.

     (b) Notwithstanding that the Properties known as Colonnade I and Colonnade II are included as part of the Second Closing, there shall be no adjustments to the Purchase Prices of such Properties known as Colonnade I and Colonnade II pursuant to this Section 2.06.

     (c) Not later than September 15, 1998, Parent (acting for itself and the relevant Sellers) shall deliver to the relevant Buyers their calculations, determined as set forth in Schedule 2.06, of the adjustments to the Purchase Prices with respect to the Properties identified on Schedule 2.06. If the relevant Buyers agree with such adjustments calculated by Parent, such adjustments and the resulting adjusted Purchase Prices shall be binding for the purposes hereof. If the relevant Buyers disagree with such adjustments calculated by Parent, the relevant Buyers shall deliver to Parent, within 5 business days after receipt of the calculation from Parent, a written notice specifying the basis for its disagreement and setting forth its calculation of such adjustments and the resulting adjusted Purchase Prices. The relevant Buyers' failure to deliver a notice of disagreement within such 5-business day period shall be deemed to constitute their agreement to Parent's calculation. If a notice of disagreement is delivered within such 5-business day period, the relevant Buyers and Parent shall negotiate in good faith to resolve such disagreement. If they reach agreement as to the adjusted Purchase Prices in question prior to the Second Closing Date, the amounts agreed to shall be the adjusted Purchase Prices applicable for the Second Closing. If they fail to reach agreement, (i) the Second Closing shall take place as scheduled notwithstanding such disagreement, (ii) the amounts in dispute (i.e., the differences between the adjusted Purchase Prices calculated by the Parent and the relevant Buyers) shall be retained as a cash deposit under the Escrow Agreement until the disagreement is resolved, and (iii) Parent and the relevant Buyers shall refer the disputed issues for resolution to an appropriate Person of recognized national standing who has been agreed upon by Parent and the relevant Buyers (a "Designated Person"). The Designated Person shall resolve such issues and determine the adjusted Purchase Prices in question. The fees and expenses of the Designated Person shall be paid one-half by Parent and one-half by the relevant Buyers.

     (d) If such Sellers and the relevant Buyers are unable to agree on a Designated Person, Parent shall select a Designated Person (the "Parent Designated Person") and the relevant Buyers shall select a single Designated Person (the "Buyer Designated Person"). The Seller Designated Person and the Buyer Designated Person shall select a third, independent Designated Person (the "Third Designated Person"). The Parent Designated Person, the Buyer Designated Person and the Third Designated Person (collectively, the "Designated Committee") will resolve the issues and will determine, by a majority vote of the three, the adjusted Purchase Prices in question. Sellers shall pay the fees and expenses of the Parent Designated Person. The relevant Buyers shall pay the fees and expenses of the Buyer Designated Person. The fees and expenses of the Third Designated Person shall be paid one-half by Sellers and one-half by the relevant Buyers.

     (e) The determination of such adjusted Purchase Prices by the Designated Person or the Designated Committee, as applicable, shall be binding upon Parent, the relevant Sellers and the relevant Buyers; provided that any adjusted Purchase Price so determined shall not exceed the higher of the adjusted Purchase Prices or be less than the lower of the adjusted Purchase Prices calculated by Parent and the relevant Buyers.

     (f) Upon resolution of the dispute, Parent and the relevant Buyers shall promptly direct the Escrow Agent to pay the amount held in escrow and the interest earned therein in accordance with the decision of the Designated Person or Designated Committee, as applicable.

     SECTION 2.07. Intentionally Omitted.

     SECTION 2.08. Adjustments.

     (a) Generally. The following items shall be adjusted and apportioned with respect to each Property (including the Travelers Property if the Property Sale Notice shall have been given) between the relevant Seller and the relevant Buyer as of 12:01 AM on the relevant Closing Date (the "Adjustment Time"), with the relevant Buyer deemed to be the owner of the relevant Property on the relevant Closing Date.

     (b) Rents. Rents shall be apportioned as follows:

          (i) Fixed rents. Fixed Rents shall be adjusted and apportioned on an if, as and when collected basis.

               (A) If prior to the relevant Closing Date, the relevant Seller has received fixed rents from any tenant attributable to periods after the Adjustment Time and such tenant has paid all fixed rents and additional rents due under its Tenant Lease for all periods prior to the Adjustment Time, the relevant Buyer shall be entitled to a credit for the amount of such prepaid fixed rents attributable to periods after the Adjustment Time.

               (B) Any fixed rents collected by the relevant Buyer or the relevant Seller on or after the relevant Closing Date from any tenant who owes fixed rents for periods prior to the Adjustment Time shall be applied in the following order of priority: (1) first, in payment of fixed rents due (or to become due within ten days of such payment) and owing to the relevant Buyer by such tenant for all periods after the Adjustment Time; and (2) second, in payment of fixed rents owed by such tenant for any period prior to the Adjustment Time. Each such amount shall be adjusted and apportioned as provided above, and the party (the relevant Buyer or the relevant Seller) who receives such amount shall promptly pay over to the other party the portion thereof to which the other party is entitled.

               (C) The relevant Seller shall have the right, upon prior notice to the relevant Buyer, to pursue such tenants who owe past due fixed rents, including the right to bring actions or proceedings against any tenants for the collection of such past due rents, but shall not be entitled to evict such tenants by summary proceedings or otherwise.

               (D) Any payment by a tenant in an amount less than the full amount of fixed rents and additional rents then due (or to become due within ten days of such payment) and owing by such tenant shall be applied in the following order of priority: (1) first, to fixed rents owed by such tenant to be adjusted, apportioned and paid as provided in Section 2.08(b)(i)(B) and (2) then, to the additional rents owed by such tenant to be adjusted, apportioned and paid as provided in
          Section 2.08(b)(ii)(B).

          (ii) Additional Rents. Additional rents, that is any rents payable by tenants under their Tenant Leases other than fixed rents, including: percentage rents, real estate tax charges or reimbursements, operating expense, heating, air conditioning, electricity, water, cleaning and other service charges or reimbursements, cost of living, porter's wage and other index (including consumer price index) rents and charges, escalation rents and charges, and other rents, charges and reimbursements to the extent any such amounts are not included in fixed rents, shall be adjusted and apportioned on an if, as and when collected basis.

               (A) If prior to the relevant Closing Date, the relevant Seller has received additional rents from any tenant attributable to accounting periods after the Adjustment Time and such tenant has paid all fixed rents and additional rents due under its Tenant Lease for all periods prior to the Adjustment Time, the relevant Buyer shall be entitled to a credit for the amount of such prepaid fixed rents attributable to accounting periods after the Adjustment Time.

               (B) Any additional rents collected by the relevant Buyer or the relevant Seller on or after the relevant Closing Date from any tenant who owes additional rents for periods prior to the Adjustment Time shall be applied in the following order of priority: (1) first, in payment of additional rents due (or to become due within ten days of such payment) and owing by such tenant for all periods after the Adjustment Time; and (2) second, in payment of additional rents owed by such tenant for all periods prior to the Adjustment Time. Each such amount shall be adjusted and apportioned as provided above, and the party (the relevant Buyer or the relevant Seller) who receives such amount shall promptly pay over to the other party the portion thereof to which the other party is entitled.

               (C) The relevant Seller shall have the right, upon prior notice to the relevant Buyer, to pursue any tenants who owe additional rents, including the right to bring actions or proceedings against such tenants for the collection of such additional rents, but shall not be entitled to evict such tenants by summary proceedings or otherwise.

               (D) If any additional rents are required to be paid by monthly payments on account of estimated expenses or other amounts for any calendar year or other applicable accounting period and at the end of the accounting period recalculated based upon actual expenses or other amounts with appropriate adjustments being made with such tenants, then:

                    (1) The estimated monthly payments of such additional rents shall be adjusted and apportioned in the same manner as the additional rents as provided in Section 2.08(b)(ii)(B); and the party (the relevant Buyer or the relevant Seller) who receives such estimated monthly payment shall promptly pay over to the other party the portion thereof to which the other party is entitled.

                    (2) When the final calculation of the actual expenses or
               other amounts is made as of the end of the accounting period: (x) if with respect to any tenant the recalculated additional rents exceed the estimated monthly payments owed by such tenant for the applicable accounting period, the amount of such excess shall be apportioned between the relevant Seller and the relevant Buyer as of the Adjustment Time, and the relevant Buyer shall, promptly after receipt of the excess payment from the tenant, pay the relevant Seller the proportion of such excess payment that the portion of such accounting period prior to the Adjustment Time bears to the entire accounting period; and (y) if with respect to any tenant the recalculated additional rents are less than the estimated monthly payments owed by such tenant for the applicable accounting period, the amount of such shortfall shall be apportioned between the relevant Seller and the relevant Buyer as of the Adjustment Time, and the relevant Seller shall, promptly after receipt of a reasonably detailed statement from the relevant Buyer showing the amount of the shortfall and the relevant Seller's portion thereof, pay the relevant Buyer the proportion of such shortfall that the portion of such accounting period prior to the Adjustment Time bears to the entire accounting period.

          (iii) Until all amounts required to be paid to the relevant Sellers pursuant to this Section 2.08(b) are paid in full, but in no event for a period longer than for 12 months after the end of the month in which the relevant Closing Date occurs, each Buyer shall furnish to the relevant Sellers, monthly on or before the 15th day of each month, a reasonably detailed accounting of the amounts collected by such Buyer during the preceding month that are to be paid by such Buyer to the relevant Sellers pursuant to this Section 2.08(b).

     (c) Charges under REAs. Fixed charges and additional charges payable by parties to REAs shall be adjusted and apportioned in the same manner as fixed rents and additional rents under Tenant Leases; and the provisions of Section 2.08(b) shall be applicable in this Section 2.08(c) as if fully set forth in this Section, except that in this Section (i) "fixed rents" shall refer to fixed charges under the applicable REA, (ii) "additional rents" shall refer to additional charges under the applicable REA, and (iii) "Tenant Lease" shall refer to the applicable REA.

     (d) Taxes and assessments. Real estate, personal property and similar taxes and similar assessments and charges shall be adjusted and apportioned on the basis of the fiscal year for which the same are due and payable when the Adjustment Time occurs. The relevant Sellers shall receive credits for taxes and assessments paid and allocable to periods after the Adjustment Time. The relevant Buyers shall receive credits for unpaid taxes and assessments allocable to periods prior to the Adjustment Time. If the Adjustment Time occurs before the tax or assessment rate or the assessed valuation is fixed, the apportionment shall be estimated (i) if the rate is not fixed, on the basis of the rate for the immediately preceding fiscal year applied to the latest assessed valuation, and (ii) if the assessed valuation is not fixed, on the basis of the valuation for the immediately preceding fiscal year applied to the latest rate. Any discount received prior to the Adjustment Time for early payment shall be for the benefit of the relevant Seller. Any interest or penalty assessed prior to the Adjustment Time for late payment shall be borne by the relevant Seller. If the tax or assessment in question, without regard to any such discount, interest or penalty, is higher for one part of the fiscal year than for another (other than as a result of a reassessment as a result of the sale), the apportionment shall be based on the aggregate amount of such tax or assessment for the full fiscal year. If any tax or assessment in question may be paid over more than one fiscal year (whether or not interest or penalties accrue because payment is spread over a number of years or a discount is available for earlier payment), such tax or assessment shall be deemed payable over the maximum number of years permitted and the apportionment shall be based on the amount payable for the year in which the Adjustment Time occurs; provided that, if the relevant Seller has prepaid subsequent years' installments, such Seller shall be entitled to a credit for such subsequent years' installments as well as its proportionate share of the installment payable for the year in which the Adjustment Time occurs.

     (e) Vault charges. Vault charges shall be apportioned in the same manner as taxes and assessments under Section 2.08(d) on the basis of the fiscal year for which the same are assessed. The relevant Sellers shall receive credits for charges paid and allocable to periods after the Adjustment Time. The relevant Buyers shall receive credits for unpaid charges allocable to periods prior to the Adjustment Time.

     (f) Water and sewer charges. Water, sewer, frontage and similar charges that are not based on meters shall be apportioned in the same manner as taxes and assessments under Section 2.08(d) on the basis of the fiscal period for which the same are assessed.

Water sewer, frontage and similar charges that are based on meters shall be apportioned on the basis of a meter reading taken the day preceding the Adjustment Time. The relevant Sellers shall receive credits for charges paid and allocable to periods after the Adjustment Time. The relevant Buyers shall receive credits for unpaid charges allocable to periods prior to the Adjustment Time. If a meter reading on the day preceding the Adjustment Time is not available, the apportionment shall be based on the most recent available meter reading before the Adjustment Time, projected on a per diem basis to the Adjustment Time, subject to reapportionment when a meter reading after the Adjustment Time is available.

     (g) UTILITY CHARGES. Utility charges, including electricity, gas, steam, telephone and other utilities shall be apportioned on the basis of meter readings taken on the day preceding the Adjustment Time. The relevant Sellers shall receive credits for charges paid and allocable to periods after the Adjustment Time. The relevant Buyers shall receive credits for unpaid charges allocable to periods prior to the Adjustment Time. If meter readings on the day preceding the Adjustment Time are not available, the apportionments shall be based on the most recent available meter readings before the Adjustment Time, projected on a per diem basis to the Adjustment Time, subject to reapportionment when meter readings after the Adjustment Time became available.

     (h) FUEL. Fuel on any Properties shall be apportioned on the basis of measurements made by the relevant suppliers as near to the Adjustment Time as is practicable, reasonably adjusted to the quantity of fuel on the Property at the Adjustment Time. The value of such fuel shall be determined at the suppliers' current prices, plus all applicable taxes and surcharges. The relevant Sellers shall be entitled to credits for such value.

     (i) LICENSE FEES. Fees and charges under transferable licenses and permits shall be apportioned on the basis of the fiscal year or period for which the same are assessed. The relevant Sellers shall receive credits for such charges paid and allocable to periods after the Adjustment Time. The relevant Buyers shall receive credits for unpaid charges allocable to periods prior to the Adjustment Time.

     (j) SERVICE CONTRACTS. Fees and charges under Service Contracts shall be apportioned on the basis of the fiscal year or period for which the same are charged. The relevant Sellers shall receive credits for such charges paid and allocable to periods after the Adjustment Time. The relevant Buyers shall receive credits for unpaid charges allocable to periods prior to the Adjustment Time. Notwithstanding the foregoing, the Buyers shall not be responsible for the payment of any charges or fees payable under any Unassigned Contracts.

     (k)  Intentionally omitted.

     (l) DEPOSITS. To the extent that any deposits and advance payments described in this Section 2.08(l) are assigned to and received by the relevant Buyer, the relevant Seller shall receive credits for deposits of amounts under Service Contracts, deposits and advance payments on account of real estate, personal property and similar taxes and government assessments on charges, deposits with and advance payments to utility companies, and deposit and advance payments under the Contracts or the Permitted Encumbrances and other similar deposits and advance payments and, in each case, for any interest earned thereon.

     (m) INTEREST. To the extent a Buyer assumes any Indebtedness secured by any Mortgage on a Property, interest and other charges under such Mortgage shall be apportioned on the basis of the period for which charged. The relevant Sellers shall receive credits for such interest or other charges paid and allocable to periods after the Adjustment Time. The relevant Buyers shall receive credits for unpaid interest or other charges allocable to periods prior to the Adjustment Time.

     (n) TENANT SECURITY DEPOSITS. Security deposits of tenants under Tenant Leases (other than those which are marketable securities, letters of credit or other non-cash items) shall be transferred on the relevant Closing Date by crediting to the relevant Buyers the aggregate amount of such security deposits. No apportionment shall be made of any security deposits properly applied prior to the Adjustment Time and the relevant Sellers may retain such amounts, but in the case of security deposits applied during the period commencing on the date of this Agreement and ending at the Adjustment Time to cover past due rents, the relevant Sellers may retain such amounts only to the extent that such application was made with the consent of the relevant Buyers. Security deposits applied after the Adjustment Time shall be applied in the order of priority set forth in Section 2.08(b)(i)(B). Security deposits held in the form of marketable securities shall be assigned and delivered to the relevant Buyers, with the income earned or accrued thereon (other than any portion thereof to which the tenants are entitled under their Tenant Leases) credited to the relevant Sellers. Security deposits held in the form of letters of credit, certificates of deposit and similar instruments shall be assigned and delivered to the relevant Buyers on such Closing Date. Security deposits held in other non-cash forms shall be delivered to the relevant Buyers at the Closing. After the relevant Closing, the relevant Buyers shall indemnify, hold harmless and defend the relevant Sellers and their Affiliates from and against any and all Damages with respect to security deposits transferred to them, or with respect to which they have received a credit, pursuant to this Section 2.08(n). Promptly after such Closing, the relevant Buyers shall give such notice to the tenants whose security deposits are transferred to them, or with respect to which they have received a credit, pursuant to this Section 2.08(n), that they hold such security deposits.

     (o) TENANT IMPROVEMENTS. Seller shall be responsible for paying all tenant improvement costs and reimbursements payable under all Tenant Leases executed prior to the Second Closing Date with respect to the Development Properties. In the case of tenant improvement work, tenant improvement allowances or other reimbursements to be paid or performed by the landlord under any other Tenant Lease, the relevant Buyer shall be responsible for paying for and performing such work and paying such allowances and reimbursements after the Adjustment Time, and (A) if the Tenant Lease was executed (or the renewal, extension or additional space option requiring such work or reimbursement was exercised or executed) prior to the date of this Agreement, the relevant Buyer will receive a credit for the cost of performing such work after the Adjustment Time and the amount of any such reimbursements and allowances not paid by the relevant Seller prior to the Adjustment Time; and (B) if the Tenant Lease was executed (or the renewal, extension or additional space option requiring such work or reimbursement was exercised or executed) on or after the date of this Agreement but prior to the Adjustment Time, the cost of performing such work (whether to be performed before or after the Adjustment Time) and such reimbursements and allowances will be apportioned between the relevant Seller and the relevant Buyer, with the relevant Seller to be allocated the proportion of such costs, reimbursements and allowances that is equal to the proportion that the term of such Tenant Lease that is prior to the Adjustment Time bears to the entire term of such Tenant Lease, and the relevant Buyer to be allocated the remainder of such costs, reimbursements and allowances. The references to "term of such Tenant Lease" in the immediately preceding sentence mean the term of such Tenant Lease that includes the Adjustment Time and commences on the latest to occur of: the first day of the original term of the Tenant Lease for which fixed rent is payable and the first day of the latest renewal or extension of such Tenant Lease for which fixed rent is payable. The relevant Seller shall receive a credit for the amount by which the costs, reimbursements and allowances actually paid or to be paid by the relevant Seller exceed the relevant Seller's apportioned share of the total costs of performing such work (based on the relevant Seller's budgeted cost for such work) and the total of such reimbursements and allowances. The relevant Buyers shall receive a credit for the amount by which the relevant Seller's apportioned share of the total costs of performing such work (based on the relevant Seller's budgeted cost for such work) and the total of such reimbursements and allowances exceeds the costs, reimbursements and allowances actually paid or to be paid by the relevant Seller.

     (p) LEASING AND BROKERAGE COMMISSIONS. Seller shall be responsible for paying all leasing and brokerage commissions payable in respect of all Tenant Leases executed prior to the Second Closing Date with respect to the Development Properties. Leasing or brokerage commissions shall be apportioned (A) in the case of Tenant Leases made prior to the date of this Agreement (other than for Development Properties), to the relevant Sellers and the relevant Sellers shall indemnify, hold harmless and defend the relevant Buyers from and against Damages relating to leasing or brokerage commissions payable in connection with such Tenant Leases and (B) in the case of Tenant Leases (other than Tenant Leases executed prior to the Second Closing Date with respect to Development Properties) made after the date of this Agreement and prior to the Adjustment Time, between the relevant Buyer and the relevant Seller, with the relevant Seller to be allocated the proportion of such commissions that is equal to the proportion that the term of such Tenant Lease that is prior to the Adjustment Time bears to the entire term of such Tenant Lease, and the relevant Buyer to be allocated the remainder of such commissions. The references to "term of such Tenant Lease" in the immediately preceding sentence mean the term of such Tenant Lease that includes the Adjustment Time and commences on the latest to occur of: the first day of the original term of the Tenant lease for which any such commissions are payable and the first day of the latest renewal or extension of such Tenant Lease for which any such commissions are payable. The relevant Seller shall receive a credit for the amount by which the commissions actually paid or to be paid by the relevant Seller exceed the relevant Seller's apportioned share of such commissions. The relevant Buyer shall receive a credit for the amount by which the relevant Seller's apportioned share of such commissions exceeds the commissions actually paid or to be paid by the relevant Seller. No adjustment shall be made for any leasing or brokerage commissions payable after the Adjustment Time as a consequence of an event including any renewal, expansion and similar events occurring after the Adjustment Time, and the relevant Buyers shall indemnify, hold harmless and defend the relevant Sellers from and against Damages relating to leasing or brokerage commissions payable after the Adjustment Time arising out of events occurring after the Adjustment Time.

     (q) INSURANCE PREMIUMS. No existing insurance policies are to be assigned to the relevant Buyers, and no adjustment for insurance premiums shall be made.

     (r) OTHER ADJUSTMENTS. Other items of income from, or expense of, the Properties and other Purchased Assets shall be apportioned between the relevant Seller and the relevant Buyer in accordance with generally accepted accounting principles applied in a manner consistent with this Agreement.

     (s)  NET APPORTIONMENTS.

            (i) If the net amounts of the apportionments for the respective Properties made pursuant to this Section 2.08(b) through (s) inclusive result in amounts due the relevant Sellers for the respective Properties, such amounts shall be added to the relevant Purchase Prices and be payable as provided in Section 2.05(a)(i) or Section 2.05(b)(i) (as applicable).

            (ii) If the net amounts of the apportionments for the respective Properties made pursuant to this Section 2.08(b) through (s) inclusive result in amounts due the relevant Buyer for the respective Properties, such amounts shall be subtracted from the relevant Purchase Prices as provided in Section 2.05(a)(i) or Section 2.05(b)(i) (as applicable).

            (iii) If any adjustment is made pursuant to this Section 2.08 based on any estimated amount, such adjustment will be recalculated when the relevant actual amount is determined, and the relevant Buyer shall then promptly pay to the relevant Seller, or the relevant Seller shall then promptly pay to the relevant Buyer, the amount necessary to cause the apportionment of the actual amount to be made between the relevant Buyer and the relevant Seller in accordance with this Section 2.08, such adjustment to be made not later than December 31, 1999.

     SECTION 2.09. REAL ESTATE TAX REFUNDS. All real estate tax and assessment protests and claims for fiscal year in which the relevant Closing occurs shall be prosecuted under the relevant Buyer's direction and control and any tax savings or refunds relating to such Year, less (i) such Buyer's reasonable costs including reasonable attorneys' fees and (ii) any sums due to tenants under Tenant Leases, shall be apportioned and shared by such Buyer with the relevant Seller in the same manner as such taxes and assessments are shared under Section 2.08(d). All real estate tax assessment protests and claims for fiscal years prior to the year in which the relevant Closing occurs shall be prosecuted by the relevant Seller and any tax savings or refunds shall belong to such Seller. If any tax refund for any such year prior to the year in which such Closing occurs is made by a credit against the payment of taxes due in a subsequent year, the relevant Seller shall be entitled to receive from the relevant Buyer the amount of such credit. Within 10 days after receipt of any such tax refunds or credits that are to be paid to or shared with any Seller, the relevant Buyer shall notify such Seller thereof and pay such Seller its share thereof.

     SECTION 2.10. DEPOSIT; LETTERS OF CREDIT. (a) Within two business days after the date of this Agreement, the Buyers shall deposit with Chicago Title Insurance Company (the "ESCROW AGENT"), the sum of $20,000,000 (the "DEPOSIT") as follows: (i) EOP shall deposit with the Escrow Agent a letter of credit ("LETTER OF CREDIT") in the amount of $8,750,000 issued by NationsBank substantially in the form of Exhibit D hereto and expiring not sooner than December 31, 1998; and (ii) Weeks shall deposit with the Escrow Agent a Letter of Credit in the amount of $5,000,000 issued by Wachovia Bank, N.A. substantially in the form of Exhibit D hereto and expiring not sooner than December 31, 1998; and (iii) Duke shall deposit with the Escrow Agent the sum of $6,250,000 by wire transfer of immediately available funds to the Escrow Agent to such account as the Escrow Agent may specify. If any Buyer shall fail to deliver its share of the Deposit to the Escrow Agent within two business days after the date of this Agreement, Parent may terminate this Agreement in its entirety or (at Parent's election) with respect to the Buyer who failed to deliver its share of the Deposit, upon not less than two business days notice to the Buyers. If Parent gives such notice of termination, this Agreement shall terminate in its entirety or with respect to the Buyer who failed to deliver its share of the Deposit (as specified in such notice of termination) at the end of such notice period, unless by the end of such notice period the Buyer who failed to deliver its share of the Deposit (or the other Buyers) shall have delivered to the Escrow Agent immediately available funds for the amount of the Deposit that was to have been delivered by the Buyer who failed to deliver its share of the Deposit. If Parent terminates this Agreement in its entirety in accordance with the foregoing, Parent shall be entitled to receive and retain the entire Deposit Amount as liquidated damages; and, accordingly, Parent shall have the right to cause the Escrow Agent to draw the full amount of any Letters of Credit deposited with the Escrow Agent and instruct the Escrow Agent to deliver the amounts drawn thereunder and any other Deposit Amount received or held by the Escrow Agent (i.e., proceeds and Deposit Amounts attributable to Buyers who delivered their share of the Deposit) to Parent. The Escrow Agent's obligations to so deliver such Deposit Amount to Parent shall be in accordance with terms of the Escrow Agreement (defined below). The retention of such proceeds and Deposit Amounts shall be Parent's and the Sellers' sole remedy in the event of such termination of this Agreement in its entirety in accordance with the provisions of this Section 2.10(a).The parties acknowledge that actual damages in such event will be difficult to ascertain and that retention of such proceeds and Deposit Amounts constitutes liquidated damages.

     (b) The Deposit (i.e., the Letters of Credit deposited with the Escrow Agent pursuant to Section 2.01(a) , the amounts drawn under the Letters of Credit and the cash deposit pursuant to Section 2.01(a)) shall be held and distributed in accordance with the terms of the escrow agreement attached hereto as Exhibit C (the "ESCROW AGREEMENT").

     (c) If any Buyer Breach Condition exists, Parent shall have the right to cause the Escrow Agent to draw the full amount of the Letters of Credit deposited with the Escrow Agent pursuant to Section 2.01(a) (including the amounts of any Letters of Credit deposited by any Buyers who are not the subject of such Buyer Breach Condition). The cash deposit (i.e., the amounts drawn under the Letters of Credit deposited with the Escrow Agent pursuant to Section 2.01(a) , the cash amount deposited with the Escrow Agent pursuant to Section 2.01(a) and any interest earned thereon (the "DEPOSIT AMOUNT")) shall be held and distributed in accordance with the Escrow Agreement.

     (d) If any Buyer Breach Condition exists and this Agreement is terminated in its entirety or with respect to any Buyer by Parent pursuant to Section 12.01
(a)(ii) (except as provided in paragraph (e) below) or Section 12.01(b) , then Parent shall be entitled to receive and retain the entire Deposit Amount (including any portions of the Deposit Amount that are attributable to any Buyers who are not the subject of such Buyer Breach Condition) as liquidated damages. The retention of the entire Deposit Amount shall be Parent's and the Sellers' sole remedy in the event of such Buyer Breach Condition and such termination. The parties acknowledge that actual damages in such event will be difficult to determine and that retention of the entire Deposit Amount constitutes liquidated damages.

     (e) If this Agreement is terminated (i) pursuant to Section 12.01(a)(i) , or (ii) pursuant to Section 12.01(a)(ii) under circumstances where either (x) no Buyer Breach

Condition exists, or (y) a Seller Breach Condition exists, or (iii) pursuant to
Section 5.05, or (iv) pursuant to Section 6.04, or (v) pursuant to Section 6.05, or (vi) pursuant to Section 704, or (vi pursuant to Section 1201, the Letters of Credit and Deposit Amount (including any interest earned thereon), as applicable, shall be returned to the relevant Buyers.

     (f) Upon consummation of the First Closing (i) the Deposit Amount (including the accrued interest accrued to date) attributable to the Properties purchased by Duke at the First Closing shall be credited against the payment of the Purchase Prices payable by Duke for such Properties; (ii) the Letter of Credit amounts for Weeks shall be reduced by the Deposit amounts attributable to the Properties purchased by Weeks at the First Closing; (iii) with respect to the Walker Building, the cash Deposit of Duke attributable to such Property shall be credited against the payment of the Purchase Price for such Property to be paid by Duke and the Letter of Credit amounts for EOP and Weeks shall be reduced respectively by the amounts of the Purchase Price for such Property to be paid by EOP and Weeks; (iv) EOP and Weeks shall deposit new Letters of Credit in the reduced amounts, issued by the same issuers (or other issuers approved by Parent) in the form of Exhibit D hereto and expiring not sooner than December 31, 1998; and (v) upon receipt of such new Letters of Credit, the Escrow Agent shall return to EOP and Weeks the Letters of Credit originally deposited pursuant to Section 2.01(a).

     (g) Upon consummation of the Second Closing, (i) the Deposit Amount (including the accrued interest) attributable to the Properties purchased by Duke at the Second Closing shall be credited against the payment of the Purchase Prices payable by Duke for such Properties; provided that any amount in dispute pursuant to Section 2.06(c) shall be held by the Escrow Agent pursuant to such Section and the Escrow Agreement, such amounts to be distributed pursuant to
Section 2.06(f) ; and (ii) the Letters of Credit deposited by EOP and Weeks shall be returned to them; provided that EOP and Weeks shall deposit with the Escrow Agent in cash any amounts in dispute pursuant to Section 2.06(c) , such amounts to be held by the Escrow Agent pursuant to the Escrow Agreement and distributed pursuant to Section 2.06(f).

     SECTION 2.11. APPORTIONMENTS WITH RESPECT TO PARTNERSHIP INTEREST. (a) On and as of the dates hereinafter specified, the relevant Seller shall deliver to the relevant Buyer the tentative and final statements of the "net assets" or "net liabilities" of the Partnership described in this Section 2.11. The statements shall be prepared by the relevant Seller in accordance with generally accepted accounting principles consistently applied and consistent with the Partnership's audited financial statements as of September 30, 1997 attached hereto as Schedule 2.11, except for the items noted below in this Section 2.11. The statements shall be itemized in reasonable detail. The statements shall reflect the "net assets" (i.e. current assets in excess of current liabilities) or "net liabilities" (i.e. current liabilities in excess of current assets) of the Partnership on the date so specified.

     (b) The tentative statement shall be prepared by the relevant Seller as of the end of the month preceding the month in which the relevant Closing Date occurs and shall be delivered by the relevant Seller to the relevant Buyer not later than five business days prior to the scheduled Closing Date. Based upon the tentative statement the following adjustments to Purchase Price for the Partnership Interest shall be made at the Closing: (i) the Purchase Price for the Partnership Interest shall be increased by 100% of the "amount due affiliates" reflected on the tentative statement (provided that the "affiliates" to which such amounts are due is the relevant Seller and/or Affiliates of the relevant Seller and such "amounts due affiliates" have not been outstanding for more than 30 days); and (ii) (A) if the tentative statement reflects net assets, the Purchase Price for the Partnership Interest shall be increased by 30% of such net assets; or (B) if the tentative statement reflects net liabilities, the Purchase Price for the Partnership Interest shall be decreased by 30% of such net liabilities. The net amount of such adjustments, positive or negative, as the case may be, shall be added to or subtracted from Purchase Price for the Partnership Interest pursuant to Section 2.05(a)(i). The amounts due affiliates shall be for advances made by the relevant Seller or an Affiliate of the relevant Seller to or for the benefit of the Partnership to cover bona fide obligations of the Partnership (to compensate for short-term timing differences between the dates on which rent under the Lease is received and payments under the Mortgage Note are due) and which are payable by the Partnership not later than 30 days after the initial advance. The relevant Seller shall assign, or cause the affiliates to which such amounts are due to assign, such receivables to the relevant Buyer at the relevant Closing.

     (c) The final statement of the "net assets" or "net liabilities" of the Partnership shall be prepared as of the relevant Closing Date and delivered by the relevant Seller to the relevant Buyer not later than 15 business days after the relevant Closing Date. Based upon the final statement, the following post-Closing adjustments to the Purchase Price for the Partnership Interest shall be made: (i) (A) if the final statement reflects an increase in net assets over that reported in the tentative statement (i.e. a greater net asset amount, or a lesser net liability amount, or a net liability amount changing to a net asset amount), the relevant Buyer shall pay the relevant Seller 30% of such increase in net assets; or (B) if the final statement reflects a decrease in net assets from that reported in the tentative statement (i.e. a lesser net asset amount, or a greater net liability amount, or a net asset amount changing to a net liability amount), the relevant Seller shall pay the relevant Buyer 30% of such decrease in net assets; and (ii) (A) if the final statement reflects an amount due affiliates that is greater than the amount due affiliates on the tentative statement, the relevant Buyer shall pay the relevant Seller 100% of such increase in the amount due affiliates (and the relevant Seller shall assign, or cause the affiliates to assign their respective receivables to the relevant Buyer as provided in Section 2.11(b)); or (B) if the final statement reflects an amount due affiliates that is less than the amount due affiliates on the tentative statement, the relevant Seller shall pay the relevant Buyer 100% of such decrease in the amount due affiliates. The net amount of such adjustments shall be paid by the relevant Buyer to the relevant Seller or the relevant Seller to the relevant Buyer, as the case may be, within five business days after receipt of the final statement.

     (d) The above statements shall be prepared on the following basis: (i) the assets shall exclude all investments in real estate; (ii) the liabilities shall exclude all amounts included as mortgage payable (including as an excluded item any unamortized mortgage costs (except interest payable on the Mortgage, which shall be included as a liability)); (iii) any amounts due affiliates are to be included as liabilities; (iv) the statements will not reflect an amount for partners' capital (deficit) and, instead, will reflect the amount of net assets or net liabilities, appropriately designated; (v) monthly rent receivables more than 30 days old will not be included as assets but will be payable post-Closing if, as and when collected, with collections to be applied, first to the then current month's rent when collected and, then to past due rents, with the receivable that has then most recently accrued being satisfied first; (vi) additional rent receivables for reimbursement items under Tenant Leases (e.g., real estate taxes) that are more than 30 days old will not be included as assets but will be payable post-Closing if, as and when collected as provided in
Section 2.08; and (vii) unless otherwise noted, all other amounts and accounts are to be included in accordance with generally accepted accounting principles consistently applied with the Partnership's audited financial statements as of September 30, 1997.

     (e) If the relevant Seller is owed any amounts under this Section 2.11 post-Closing, the relevant Buyer shall cause the Partnership to enforce collection thereof in the same manner that it enforces collection of other amounts owed to it, and the relevant Buyer shall account to the relevant Seller for any such amounts (net of costs of collection) collected by the Partnership or the relevant Buyer and owed to the relevant Seller and pay over such amounts owed to the relevant Seller.

     (f) The relevant Seller and the relevant Buyer shall jointly engage KPMG Peat Marwick LLP to prepare the final statement, and the relevant Seller and the relevant Buyer shall share equally the cost of the preparation of such statement, such shares of such cost to be paid promptly after receipt of the accountants' bill. The relevant Buyer shall cause the Partnership's current accountant, KPMG Peat Marwick LLP, to prepare all tax returns for the Partnership and its partners (including the relevant Seller) covering any period ending on or before the relevant Closing Date, shall cause such accountants to furnish drafts thereof to the relevant Seller for review and comment at least 30 days before the same are to be filed, and shall cause such tax returns to be filed as and when due. The relevant Seller and the relevant Buyer shall share equally the cost for such accountants to prepare such returns. The relevant Seller and the relevant Buyer shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Partnership Interest (including, access to books and records) as is reasonably necessary for the filing of all tax returns, the making of any election relating to taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any tax. The relevant Seller and the relevant Buyer shall retain for a period of at least six years following the relevant Closing Date all books and records with respect to taxes pertaining to the Partnership Interest for the year in which the relevant Closing Date occurs. At the end of such period, each party shall provide the other with at least ten days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. The relevant Seller and the relevant Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to taxes involving the Partnership Interest. After the relevant Closing, subject to the provisions of the Partnership Agreement, the relevant Buyer shall afford, and cause the Partnership to afford, promptly to the relevant Seller and its agents reasonable access to the Partnership's books, records and auditors to the extent reasonably necessary to permit the relevant Seller to determine any matter relating to its rights and obligations under this Agreement or to any period ending on or prior to the Closing Date.

     (g) If the Property Sale Notice is given, adjustments with respect to the Travelers Property shall be made in accordance with Section 2.08.

     SECTION 2.12. WALKER BUILDING. Parent agrees that the Buyers and their Affiliates may form a partnership or limited liability company to purchase the Walker Building and related Purchased Assets, to assume the related Assumed Obligations and to have the rights hereunder and to pay and perform and be subject to all of the obligations hereunder in connection therewith and, in such event, references to the relevant Buyer hereunder shall mean such partnership or limited liability partnership; provided that if any such partnership or limited liability company fails to pay or perform any obligations as a Buyer hereunder, EOP, Duke and Weeks shall be jointly and severally liable to Parent and the relevant Sellers for all such obligations.


                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to each Buyer (with respect to itself, each Seller and the Properties listed as to be purchased by such Buyer on Exhibit A hereto) as of the date hereof and as of the relevant Closing Date that:

     SECTION 3.01. CORPORATE EXISTENCE AND POWER. Parent and each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of its incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to consummate the transactions contemplated by this Agreement.

     SECTION 3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Parent of this Agreement and the Escrow Agreement and the consummation by Parent and each Seller of the transactions contemplated hereby and thereby are within their respective corporate powers and have been duly authorized by all necessary corporate action by Parent and each Seller. This Agreement and the Escrow Agreement constitute valid and binding agreements of Parent.

     SECTION 3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Parent of this Agreement and the Escrow Agreement and the consummation by Parent and each Seller of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency or official.

     SECTION 3.04. NONCONTRAVENTION. The execution, delivery and performance by Parent of this Agreement and the Escrow Agreement and the consummation by Parent and each Seller of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of Parent or any Seller, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) assuming all Required Consents are obtained, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Seller relating to its Property or Properties, or to a loss of any benefit relating to such Property or Properties to which such Seller is entitled, under any provision of any agreement or other instrument binding upon or benefitting such Seller relating to such Property or Properties or (iv) result in the creation or imposition of any Lien on such Property or Properties, except for Permitted Encumbrances.

     SECTION 3.05. REQUIRED CONSENTS. Schedule 3.05 sets forth each agreement or other instrument binding on each Seller relating to its Property or Properties and requiring a consent or other action by any person as a result of the execution, delivery and performance of this Agreement, except such consents or actions as would not, have a Material Adverse Effect if not received or taken by the relevant Closing Date (the "REQUIRED CONSENTS"). All Required Consents necessary for the relevant Closing shall have been obtained on or prior to the relevant Closing Date.

     SECTION 3.06.  PROPERTIES. (a) Schedule 3.06(a) lists, with respect to each
Property:

     (i)  the name of the Property;

     (ii) the Seller that owns such Property and the Buyer that is to purchase such Property;

     (iii) the street address and real estate tax identification number of such Property;

     (iv)   the legal description of such Property;

     (v) the most recent title commitment, certificate or other report with respect to such Property (collectively for each Property a "TITLE REPORT", in each case issued by Chicago Title Insurance Company, National Business Unit (the "TITLE COMPANY") 7616 LBJ Freeway, Suite 300, Dallas, TX 75251-1106, Attention:
Konrad Kaltenbach);

     (vi) the most recent title insurance policy or policies held by the relevant Seller with respect to such Property (collectively for each Property a "TITLE POLICY");

     (vii) the most recent survey or surveys held by the relevant Seller with respect to such Property (collectively for each Property a "SURVEY");

     (viii) any mortgage, deed of trust, deed to secure debt or similar instrument or instruments and the note or other obligation or obligations secured thereby, including any material modifications thereof (each such instrument, the obligation secured thereby and the modifications thereof being a "MORTGAGE");

     (ix) any reciprocal easement or similar agreement or agreements relating to such Property, including any material modifications thereof (each such agreement and the modifications thereof being an "REA");

     (x) all brokerage and commission agreements binding upon the relevant Seller with respect to such Property, including all material modifications thereof (each such agreement and the modifications thereof being a "BROKERAGE CONTRACT");

     (xi) any third-party management agreements binding the relevant Seller relating to such Property, including any material modifications thereof (each such agreement and the modifications thereof being a "MANAGEMENT CONTRACT");

     (xii) any other material service agreements binding upon the relevant Seller with respect to such Property, including any material modifications thereof (each such agreement and the modifications thereof being a "SERVICE CONTRACT");

     (xiii) any material development, construction, design, architectural, engineering or similar agreements binding upon the relevant Seller with respect to such Property, including any material modifications thereof (each such agreement and the modifications thereof being a "DEVELOPMENT CONTRACT"); and

     (xiv) with respect to the Properties listed on Schedule 2.06 (other than Colonnade I and II and Centerport Distribution Center), the plans and specifications and change orders to date for the construction of improvements thereon and the applicable Development Contracts.

     (b) The rent roll attached hereto as Schedule 3.06(b) (the "RENT ROLL") lists all leases and other occupancy agreements relating to each Property (each such lease or occupancy agreement and the modifications thereof, including any assignment thereof to the current tenant thereunder, being a "TENANT LEASE"). Except as provided in any Tenant Lease, there are no written or oral agreements affecting any of the Properties extending to any tenant or other person any current or future leasing or other occupancy rights, including without limitation options to purchase, expansion options, cancellation provisions, rights of first refusal or extension options. Sellers have received no advance payments of rent (other than for the current month) on account of any of the Tenant Leases, except as shown on the Rent Roll. All obligations of the relevant Sellers under the Tenant Leases (including any tenant improvement work) which are required to be performed on or before the relevant Closing Date shall be performed prior to such Closing Date at no cost to the relevant Buyers (except as otherwise provided in Section 2.08).

     No right or claim of set-off against rent has been asserted by any tenant under any Tenant Lease. To the knowledge of Parent, neither Parent nor any Seller has (i) received a written notice from any tenant threatening to claim a material breach by the relevant Seller or to vacate any of the Properties or
(ii) agreed to release any guarantor(s) of any Tenant Lease.

     (c) Upon execution and delivery thereof by the relevant Seller (with the actual or deemed consent of the relevant Buyer in accordance with Section 5.01) and the other party or parties thereto of any document described in Schedule 3.06(c) as a pending new, or pending modification of an existing, Mortgage, REA, Tenant Lease, Brokerage Contract, Management Contract, Service Contract, Development Contract or other Contract, the same shall constitute a Mortgage, REA, Tenant Lease, Brokerage Contract, Management Contract, Service Contract, Development Contract or other Contract or modification of any thereof, as the case may be, and shall be deemed to be disclosed and scheduled pursuant to this
Section 3.06 or Section 3.07 as applicable.

     (d) Each Mortgage, REA, Tenant Lease, Brokerage Contract, Management Contract, Service Contract, Development Contract, commitment, agreement or other contract listed on Schedule 3.06(a), Schedule 3.06(b), Schedule 3.06(c) or
Schedule 3.07 (each a "CONTRACT") is a valid and binding agreement of, or valid and binding on, the relevant Seller, has not been modified in any material respect except as set forth in Schedule 3.06 or Schedule 3.07 (as applicable), and is in full force and effect; and, to Parent's knowledge, neither the relevant Seller nor any other party to such Contract or the Golden Hills Development Agreement and the relevant escrow agreement is in default or breach in any material respect under the terms thereof, except for any such defaults set forth in Schedule 3.06(a),
Schedule 3.06(b), Schedule 3.06(c) or Schedule 3.07.

     SECTION 3.0.7  OTHER MATERIAL CONTRACTS.  Except as described in Section
3.06 or set forth in Schedule 3.06(a), Schedule 3.06(b), Schedule 3.06(c) or
Schedule 3.07, no Seller is a party to or bound by:

     (i) any lease of personal property included in the Purchased Assets providing for annual rentals of $25,000 or more that cannot be terminated on not more than 60 days' notice without payment by the relevant Seller of any material penalty;

     (ii) any lease or sublease relating to any Property under which a Seller is lessor, lessee, sublessor or sublessee;

     (iii) any material third-party partnership, joint venture or other similar agreement or arrangement with respect to any of the Properties;

     (iv) any agreement relating to the acquisition or disposition of any of the Properties (whether by merger, sale of stock, sale of assets or otherwise);

     (v) any agreement relating to any Indebtedness secured by any of the Properties or the deferred purchase price of any of the Properties; or

     (vi)  any brokerage agreement with respect to any of the Properties.

     Section 3.08.  Intentionally omitted.

     SECTION 3.09. LITIGATION. Except as set forth in Schedule 3.09, there is no action, suit, investigation or proceeding pending against or, to the knowledge of Parent, threatened against or affecting, the Sellers, the Properties or the transactions contemplated by this Agreement before any court or arbitrator or any governmental body, agency or official.

     SECTION 3.10. COMPLIANCE WITH LAWS AND COURT ORDERS. Except as set forth on Schedule 3.10, to the knowledge of Parent, no Property or Seller is in injunction, order or decree (other than Environmental Laws as to which Section
3.14 shall apply).

     SECTION 3.11. INSURANCE COVERAGE. Schedule 3.11 sets forth a list of all insurance policies and fidelity bonds relating to the Properties, the business and operation of the Sellers and their officers and employees; and true and complete copies of such insurance policies and fidelity bonds have been made available to the Buyers. There are no material claims by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

     SECTION 3.12. BROKERS AND FINDERS. Except for Goldman, Sachs & Co., whose fees will be paid by the Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or the Sellers who might be entitled to any fee or commission in connection with this Agreement or the transactions contemplated hereby.

     SECTION 3.13. ERISA. Seller's rights under this Agreement and the Properties do not constitute "plan assets" subject to Title I of ERISA.

     (a) Schedule 3.13 identifies each Benefit Arrangement. The Sellers have made available to the Buyers copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof.

     SECTION 3.14.   ENVIRONMENTAL COMPLIANCE.  Except as disclosed on Schedule
3.14 or in the environmental audits or reports heretofore made available to the Buyers, to the knowledge of Parent and Sellers:

     (i) no written notice, request for information, order, complaint or penalty has been received, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened which allege a violation of any Environmental Law, in each case relating to the Properties and arising out of any Environmental Law; and

     (ii) there has been no written environmental audit conducted within the past five years by the Sellers or any of their Affiliates of any of their Properties which has not been made available or made available to the Buyers prior to the date hereof.

     SECTION 3.15. PARTNERSHIP FINANCIAL STATEMENTS. The audited balance sheet of the Partnership as of September 30, 1997 and the related statements of operations, partners' deficit and cash flows for the year ended September 30, 1997, attached hereto as Schedule 2.11, fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Partnership as of the dates thereof and the results of operations, partners' deficit and cash flows for the period then ended; and since said date, the business of the Partnership has been conducted in the ordinary course consistent with past practices and there has not been any event or occurrence which has had a material adverse effect on the financial position of the Partnership.



                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Each Buyer represents and warrants to Parent and the Sellers as of the date hereof and as of the Closing Date that:

     SECTION 4.01. EXISTENCE AND POWER. Such Buyer is a corporation, partnership or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all corporate, partnership or limited liability company powers and all material governmental licenses, authorizations, permits, consents and approvals required to consummate the transactions contemplated by this Agreement.

     SECTION 4.02. AUTHORIZATION. The execution, delivery and performance by such Buyer of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby are within the powers of such Buyer and have been (or at closing shall have been) duly authorized by all necessary corporate, partnership or limited liability company action on the part of such Buyer. This Agreement and the Escrow Agreement constitute valid and binding agreements of such Buyer.

     SECTION 4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Buyer of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any governmental body, agency or official.

     SECTION 4.04. NONCONTRAVENTION. The execution, delivery and performance by such Buyer of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation, bylaws, partnership documents or limited liability company documents of such Buyer, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit to which such Buyer is entitled under any provision of any agreement or other instrument binding upon such Buyer or (iv) result in the creation or imposition of any Lien on any asset of such Buyer.

     SECTION 4.05. FINANCING. Such Buyer has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Prices for the Properties in its Property Group and any other amounts to be paid by it hereunder.

     SECTION 4.06. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Buyer threatened against or affecting, such Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     SECTION 4.07. BROKERS AND FINDERS. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Buyer who might be entitled to any fee or commission from Parent, any Seller or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

     SECTION 4.08.  INSPECTIONS; NO OTHER REPRESENTATIONS; WAIVER OF CLAIMS.
(a) Such Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of properties and assets such as the Properties and other Purchased Assets as contemplated hereunder. Such Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the Escrow Agreement. Such Buyer acknowledges that Parent, the Sellers and their Affiliates have given such Buyer complete and open access to the key employees, documents and Properties of the Sellers. Such Buyer shall undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. Such Buyer acknowledges and agrees that the Properties and other Purchased Assets are sold "as is" and such Buyer agrees to accept the Properties and other Purchased Assets in the condition they are in on the Closing Date, based on such Buyer's own inspection, examination and determination with respect to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Parent, Seller or any of their Affiliates, except as expressly set forth in this Agreement. SUCH BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, PARENT AND THE SELLERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR

FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE PROPERTIES OR OTHER PURCHASED ASSETS. Without limiting the generality of the foregoing, such Buyer agrees that it is accepting the Properties in their financial, physical and environmental condition existing on the Closing Date. Further, without limiting the generality of the foregoing, such Buyer acknowledges that Parent and the Sellers are not bound by and have no responsibility for any expressed or implied warranties, statements or representations made or furnished by any investment banker, broker, agent, employee or other person representing or purporting to represent Parent or the Sellers, unless such warranties, statements or representations are expressly set forth herein or in the documents executed in connection herewith. Further, without limiting the generality of the foregoing, such Buyer acknowledges that Parent and the Sellers make no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to such Buyer of future revenues, future results of operations, future cash flows, future financial condition, the future business or operations (or any components of any thereof) of any of the Properties or Sellers, (ii) any information or documents made available to such Buyer or its advisors concerning the financial, physical or environmental condition of the Properties, the use to which any of the Properties may be put, the expenses of operation or maintenance of any of the Properties, the rental income or prospective rental income of any of the Properties, or anything else related to any of the Properties, or (iii) any other information or documents made available to such Buyer or its counsel, accountants, investment bankers, brokers or advisors with respect to any of the Properties or Sellers or their respective businesses or operations, except as expressly set forth in this Agreement.

     (b) Except for the representations and warranties of Parent and Sellers that survive the relevant Closing and except as otherwise provided in this
Section 4.08(b) , at the relevant Closing each Buyer shall be deemed to have waived, relinquished and released Parent and Sellers from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and expenses), of any and every kind or character (collective, "CLAIMS"), known or unknown, which such Buyer may have at any time against Parent or Sellers by reason of or arising out of any latent defects or physical conditions, violations of any applicable laws (including without limitation, any Environmental Laws) and any and all other acts, omissions, events, circumstances or matters regarding each Property, respectively; provided, however, that the foregoing release shall not be deemed to extend to Claims (i) based on the fraudulent activities, criminal conduct or intentional torts of Parent, Sellers or their respective Affiliates, agents or representatives (each, a "SELLER PARTY"), or (ii) arising from or originally brought by third parties unrelated to the relevant Buyer in connection with the acts of any Seller Party, regardless of whether such acts occurred prior to or after Closing.

                                   ARTICLE 5

                              COVENANTS OF SELLER

     The Parent agrees that:

     SECTION 5.01. CONDUCT OF THE BUSINESS.   From the date hereof until the
relevant Closing Date, Parent shall cause the Sellers to operate their respective Properties in the ordinary course consistent with past practice and to use their commercially reasonable efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Properties. Without limiting the generality of the foregoing, from the date hereof until such Closing Date, the Sellers will not, except with the relevant Buyer's consent:

     (i) sell, lease, license or otherwise dispose of or encumber any of the Properties or other Purchased Assets except pursuant to existing Contracts;

     (ii) enter into any contracts, loan documents, modification agreements or other agreements in any way affecting the Properties;

     (iii) agree or commit to do any of the foregoing; or

     (iv) except for the transactions contemplated hereby, take any action that would make any representation or warranty of the Sellers hereunder inaccurate in any material respect at such Closing Date such that the closing condition set forth in Section 10.02(a)(ii) shall not be satisfied as of such date.

     Each Buyer agrees that its consents under this Section 5.01 shall not be unreasonably withheld, delayed or conditioned, and shall be deemed given if the relevant Buyer does not, within five business days after such Buyer's receipt of a request for such consent, give notice to the relevant Seller stating that such consent is denied, the reasons for such denial and the conditions (if any) that would need to be complied with for such consent to be given (and if such conditions are complied with such consent shall be deemed given). Parent shall cause the relevant Seller to submit extraordinary management decisions to the relevant Buyer for its review but not for its approval or consent.

     SECTION 5.02. TENANT LEASES. Notwithstanding anything to the contrary, Parent agrees that from the date hereof until the relevant Closing Date:

     (a) Without the relevant Buyer's consent, neither Parent nor any of its Affiliates will terminate any Tenant Lease. The Buyers agree that their consent under this paragraph shall not be unreasonably withheld, delayed or conditioned, and shall be deemed given if the relevant Buyer does not, within five business days after such Buyer's receipt of a request for such consent, give notice to the relevant Seller stating that such consent is denied, the reasons for such denial and the conditions (if any) that would need to be complied with for such consent to be given. Any Tenant Lease terminated by Parent or any of its Affiliates pursuant to this paragraph shall be deemed deleted from Schedule 3.06(b).

     (b) Without the relevant Buyer's consent, neither Parent nor any of its Affiliates will enter into any new Tenant Lease for any Property. Such Buyer's consent under this paragraph shall not be unreasonably withheld, delayed or conditioned and shall be deemed given if such Buyer does not, within five business days after such Buyer's receipt of a request for such consent (which request shall include the identity of the proposed tenant, a summary of the proposed lease terms, including term, options to renew, options to cancel, rents, rent concessions, improvement allowances, improvement costs, etc., in reasonable detail and a statement of the amount of any brokerage commission payable with respect thereto) give notice to the Sellers stating that such consent is denied, the reasons for such denial and the conditions (if any) that would need to be complied with for such consent to be given (and if such conditions are complied with, such consent shall be deemed given). Any new Tenant Lease made by Parent or any of its Affiliates pursuant to this paragraph and any related real estate brokerage agreement shall be deemed added to the applicable Schedule 3.06(b).

     SECTION 5.03. ACCESS TO PROPERTIES AND INFORMATION. (a) From the date hereof until the relevant Closing Date, Parent shall (i) give the Buyers, their counsel, financial advisors, auditors and other authorized representatives reasonable access to the Properties, and the offices, books and records of the Sellers relating to the Properties, (ii) furnish to the Buyers, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Properties as such persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Sellers to cooperate with the Buyers in their investigation of the Properties, except, in each case, where compliance by the Sellers with these provisions would result in the violation of a confidentiality restriction with a third-party or would jeopardize the availability of the attorney-client privilege to Parent, the Sellers or their Affiliates. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the operation of the Properties, shall be subject to the rights of tenants and other occupants of the Properties and shall be limited to matters relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Buyers shall not conduct any invasive tests or inspections or any tests for the presence of hazardous substances or for other purposes without the consent of Parent, which shall not be unreasonably withheld, conditioned or delayed. Also, notwithstanding the foregoing, the Buyers shall not have access to personnel records of the Sellers or their Affiliates relating to individual performance or evaluation records, medical histories or other information which in the Sellers' good faith opinion is sensitive or the disclosure of which could subject the Sellers of their Affiliates to risk of liability.

     (b) On and after the relevant Closing Date, until the third anniversary of such Closing Date, Parent shall and shall cause each Seller to afford promptly to each Buyer and its representatives reasonable access to its books of account, financial and other records (including accountant's work papers) relating to the Properties purchased by such Buyer from such Seller, and to its employees and auditors to the extent necessary or useful for the Buyers in connection with the performance of any of its obligations hereunder or in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to such Properties; provided that any such access shall not unreasonably interfere with the conduct of the business of Parent or any of its Affiliates. The Buyers shall bear all of the out-of-pocket costs and expenses (including attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing. Parent shall provide, or cause its auditors to provide, to Buyers' auditors a customary representation letter required by SEC rules regarding the books and records of the Properties and the auditing of the Properties in accordance with generally accepted auditing standards, which representation letter shall be in form reasonably acceptable to Buyers. Neither Parent nor any of its Affiliates shall have any liability with respect thereto, whether or not the representations contained therein are true.

     SECTION 5.04. NOTICES OF CERTAIN EVENTS. The Sellers shall promptly notify the Buyers of:

          (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced relating to any Seller or Property that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.09.

     SECTION 5.05. RESTRUCTURING. Parent and Sellers shall use their reasonable best efforts to consummate the Restructuring on or before June 1, 1998, subject to causes beyond the relevant Sellers' reasonable control. If Parent and Sellers are not able to consummate the Restructuring on or before June 1, 1998, Parent shall promptly advise Buyers and provide to Buyers a written description of the reasons preventing the Restructuring, in which event the First Closing shall be adjourned and the Parent, Sellers and Buyers shall attempt to renegotiate the terms of this Agreement so as to enable each party to realize substantially the same economic terms (including after giving effect to the tax consequences thereof) as contemplated hereby and assuming the Restructuring had been consummated as contemplated on the date hereof. If the parties cannot reach agreement on such renegotiated terms by September 30, 1998, this Agreement will terminate and the Letters of Credit and Deposit Amount shall be returned to the relevant Buyers, without liability to any party, except Parent shall pay the out-of-pocket expenses incurred by Buyers (including reasonable attorneys' fees) in connection with this Agreement and the transactions contemplated hereby.

     SECTION 5.06. ESTOPPEL CERTIFICATES. The relevant Seller will promptly deliver to the relevant Buyer completed forms of estoppel certificates to be delivered pursuant to Section 10.02(d), containing all information contemplated thereby, for all tenants under Tenant Leases. Within two business days following such Buyers's receipt thereof, such Buyer will send to such Seller notice either
(i) approving such forms as completed by such Seller or (ii setting forth in detail all changes to such forms which Buyer believes are necessary to make the forms of estoppel certificates accurate and complete. Seller will promptly make such changes and deliver the estoppel certificates to such tenants. Sellers shall forward to the relevant Buyers any and all executed estoppel certificates received by Sellers from such tenants.

     SECTION 5.07. CONSTRUCTION OF IMPROVEMENTS ON DEVELOPMENT PROPERTIES.

     (a) Parent has delivered or made available to the relevant Buyer all preliminary and/or final plans and specifications and all revisions thereto (collectively, the "PLANS") for the construction, renovation, development or redevelopment of each of the Development Properties. Parent agrees, at is sole cost and expense, to proceed promptly and diligently to cause the Development Properties to be Completed (as defined below) substantially in accordance with the Plans, to ensure that each Development Property is in compliance with applicable zoning laws and utilities are connected at the time of Completion and to pay or cause to be paid all labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for the Completion thereof. Seller will not make or allow to be made any changes in the Plans without the prior written approval of the relevant Buyer, which will not be unreasonably withheld, conditioned or delayed.

     (b) Parent shall take all actions necessary for the Completion of the Development Properties by the Second Closing Date. As used in this Section 5.07, a Development Property shall be considered "COMPLETED" and "COMPLETION" of the Development Property shall be deemed to occur when Parent's architect shall have delivered its certificate to the effect that the Development Property is substantially complete (substantially in accordance with the relevant Plans) and ready to be used for its intended purposes (i.e., ready to be made available to the tenant or tenants for installation of tenant improvements). In any jurisdiction where a shell certificate of occupancy is issued, such architect's certificate of completion shall be accompanied by such shell certificate of occupancy. Any such architect's certificate of completion may be subject to a punchlist of incomplete or inadequate construction items. If any such architect's certificate of completion is subject to any such punchlist items, Parent shall cause such punchlist items to be completed promptly at Parent's cost.

     (c) Parent will pay or cause to be paid all sales, consumer, use and other similar taxes in connection with the Completion of the Development Properties as required by law. Parent has obtained and paid, or shall cause to be obtained and paid, all permits, governmental fees and licenses necessary for the construction and Completion of the Development Properties and shall give all notices and comply with all laws, ordinances, rules, regulations and orders of any public authority bearing on its performance hereunder, and all approvals required under the Permitted Encumbrances for the construction of the Development Properties as required therein.

     (d) The relevant Buyer shall at all times have reasonable access to the Development Properties and may independently retain, at its own cost, the services of professional, independent construction consultants to monitor the construction process and confirm conformity of the Development Properties to the Plans. The relevant Buyer and such consultants shall not interfere unreasonably with the construction of the Development Properties. Parent and the relevant Buyer acknowledge that the relevant Buyer has no control over the construction. However, Parent shall cause the relevant Seller to submit proposed change orders involving additional costs or cost savings in excess of $25,000 to the relevant Buyer for its review but not for its approval or consent.

     (e) Parent shall deliver to the relevant Buyer, at the relevant Closing, any guaranties or warranties that Seller has received in connection with any work or services performed or equipment installed in the construction of the Development Properties, together with an assignment thereof by Seller to the extent assignable.

     (f) At Completion of any Project, the relevant Seller or architect shall make a detailed punchlist of incomplete or inadequate construction items, and Parent shall cause such punchlist items to be completed promptly at Parent's cost. The relevant Seller will consult with the relevant Buyer during this process and will incorporate such revisions and additions as the relevant Buyer may reasonably request.

     SECTION 5.08. INSURANCE. Promptly after the date hereof, Parent will cause each Buyer to be named as an additional insured on each casualty insurance policy maintained by Parent or its Affiliates with respect to the Properties to be purchased by such Buyer hereunder, and Parent will use its best efforts to cause EOP to be named as an additional insured on any all-risk builders insurance policy maintained with respect to the Colonnade III Property.

     SECTION 5.09. ASSOCIATION LETTERS. Prior to the date of the relevant Closing, Parent will use its best efforts to obtain letters from all building associations and similar authorities governing any Property to be purchased at such Closing to the effect that such Property is in compliance with covenants established by such association or similar authority and all assessments imposed by such association or similar authority have been paid.


                                   ARTICLE 6

                              COVENANTS OF BUYERS

     Each Buyer agrees that:

     SECTION 6.01. CONFIDENTIALITY. Prior to the relevant Closing Date and after any termination of this Agreement, such Buyer and its Affiliates shall hold, and shall use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Parent, the Sellers or the Properties furnished to such Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such Buyer, (ii) in the public domain through no fault of such Buyer or (iii) later lawfully acquired by such Buyer from sources other than Parent or the Sellers; provided that such Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by such Buyer of the confidential nature of such information and are directed by such Buyer to treat such information confidentially. Such Buyer shall be responsible for any failure to treat such information confidentially by such persons. The obligation of such Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, each Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Parent, upon request, all documents and other materials, and all copies thereof, obtained by such Buyer or its Affiliates or on their behalf from Parent, the Sellers or their Affiliates or representatives in connection with this Agreement that are subject to such confidence.

     SECTION 6.02. ACCESS. On and after the relevant Closing Date, each Buyer shall afford promptly to Parent, the relevant Sellers and their representatives reasonable access to such Buyer's Properties and its books, records, employees and auditors to the extent necessary to permit such Sellers or the Parent to determine any matter relating to the rights and obligations of such Sellers or the Parent hereunder or to any period ending on or before the Closing Date; provided that any such access shall not unreasonably interfere with the conduct of the business of such Buyer. Such Sellers and Parent shall hold, and shall direct their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning such Buyer or its Properties provided to such Seller or Parent pursuant to this Section 6.02.

     SECTION 6.03. TRADEMARKS; TRADENAMES. After the Closing, the Buyers shall not use any of the trademarks and tradenames set forth in Schedule 6.03.

     SECTION 6.04. TITLE MATTERS.

     (a) The relevant Buyers shall purchase and accept title to each Property subject to the following (the "PERMITTED ENCUMBRANCES"):

          (i)   if accepted or deemed accepted under Sections 6.04(b) through
     (i), the matters disclosed in the Title Report with respect to such Property;

          (ii) Tenant Leases, Brokerage Contracts, Management Contracts, Service Contracts, Development Contracts and other Contracts relating to such Property (other than the Unassigned Contracts) and, in the case of the Partnership Interest or the Travelers Property (as the case may be), the Travelers Mortgage; and, in the case of the Golden Hills Interest, the Golden Hills Development Agreement;

          (iii) if accepted or deemed accepted under Sections 6.04(b) through
     (i), any additional state of facts which would be disclosed by a current, as-built survey of such Property (including the current, as-built surveys referred to in Section 6.04(b)) since the date of the relevant Survey or would be disclosed by a physical current inspection of such Property;

          (iv) Liens with respect to such Property for taxes, assessments and similar charges that are not yet delinquent or are being contested in good faith;

          (v)    if accepted or deemed accepted under Sections 6.04(b) through
     (i), mechanic's, materialman's, carrier's, repairer's and other similar Liens with respect to such Property that are the obligation of any tenant under any Tenant Lease or any party (other than the relevant Seller) under any REA, Service Contract, Development Contract or other Contract to pay, bond or remove;

          (vi)   if accepted or deemed accepted under Sections 6.04(b) through
     (i), all present and future laws applicable to such Property and all violations and notes or notices of violations against or affecting such Property;

          (vii) any exception to coverage by the Title Company in the relevant Buyer's Title Policy with respect to such Property, provided that the Title Company insures against collection thereof out of or enforcement thereof against such Property; and

          (viii) any variations between the record description of such Property and the relevant tax map.

     (b) Promptly after the execution and delivery of this Agreement, the Buyers shall apply directly to the Title Company for title insurance with respect to the Properties, shall order current title commitments with respect to the Properties and shall instruct the Title Company to deliver copies of its title commitment for such insurance to Buyers' attorneys and Parent's attorneys. Parent has ordered current, as-built surveys for the Properties listed on
Schedule 6.04(b) and, upon receipt thereof from the relevant surveyors, shall promptly deliver such current surveys to Buyers' attorneys. If the relevant Buyer objects to any defects, encumbrances or other objections relating to any Property (other than Permitted Encumbrances under clauses (ii), (iv), (vii) and
(viii) of Section 6.04(a)) disclosed in the existing Title Report relating to such Property, within ten business days after the date hereof such Buyer shall deliver to Parent and Parent's attorneys a notice of such Buyer's objections. If such Buyer is unable to determine whether or not a Lien disclosed in the existing Title Report relating to (x) a Property listed on Schedule 6.04(b) or
(y) any other Property with respect to which such Buyer is obtaining a new as-built survey is a Permitted Encumbrance until such Buyer receives such survey of such Property, the time within which such Buyer may serve its notice of objection with respect to such Lien shall be extended to five business days after such Buyer's or its attorneys' receipt of such current as-built survey (but not later than the relevant Closing Date). If the relevant Buyer objects to any defects, encumbrances or other objections to title to any Property (other than Permitted Encumbrances under clauses (ii), (iv), (vii) and (viii) of
Section 6.04(a)) disclosed in any new or other title report, certificate or commitment, survey or other search report within five business days after such Buyer's or its attorneys' receipt of such report, certificate, commitment or survey, such Buyer shall deliver to Parent and Parent's attorneys notice of such Buyer's objection. Any such notice of objection shall state the reason why the matter in question is objected to and the action that the relevant Seller would need to take in order to cure the same. If such Buyer fails to give such notices of objection within relevant time periods specified above, any defects, encumbrances or other objections disclosed in, respectively, the existing Title Reports and Surveys and new or other reports, certificates, commitments or surveys shall be deemed to be waived by such Buyer, shall not thereafter be raised by such Buyer as objections to title and shall thereafter be deemed to be Permitted Encumbrances.

     (c) If, at or prior to the relevant Closing, it should appear that any Property is affected by any outstanding Liens or other matters (other than Permitted Encumbrances under clause (ii), (iv), (vii) and (viii) of Section 6.04(a)) to which the relevant Buyer has properly and timely objected pursuant to Section 6.04(b) ("TITLE OBJECTIONS"), and if such Title Objections may, in the reasonable opinion of Parent, be removed as objections to title within 30 days from the date scheduled for such Closing, the relevant Sellers may, but shall not be obligated to, adjourn the relevant Closing for a period not to exceed 30 days for the purpose of removing such Title Objections. At the relevant Seller's Option, any adjournment of a Closing pursuant to this Section 6.04(c) shall apply to all of the Properties that are the subject of such Closing. Nothing contained in this Agreement shall be construed to require Parent or Sellers to incur any expense, take any action or commence any proceeding to remove any Title Objections or to otherwise render title to any Property marketable or insurable; provided that the relevant Seller shall be obligated to cure any Title Objections relating to (i) any Indebtedness secured by a Lien on any Property (other than any Indebtedness that the relevant Buyer specifically agrees to assume at the relevant Closing), (ii) any Liens created by or through Seller in violation of this Agreement, (iii) any judgments against Seller, (iv) a broker which has been retained by or is authorized to act on behalf of Parent or the relevant Seller and any other monetary Lien which can be cured by the payment of an ascertainable sum not in excess of $250,000 in the aggregate with respect to each Property; and failure to cure such Title Objection shall be a default by such Seller.

     (d) If, at or prior to the relevant Closing, it should appear that any Property is affected by any Title Objection to which the relevant Buyer has properly and timely objected pursuant to Section 6.04(b) and, if such Title Objection would individually or in the aggregate have a material adverse effect on the value or use of such Property as now used or, in the case of Development Properties, as now being developed or, in the case of Developable Land Properties or other Properties proposed for redevelopment, for office and/or industrial development or redevelopment, then such Buyer shall have the right to terminate this Agreement with respect to such Property (or, if the Property is in the EOP Property Group, with respect to the entire Property Group) by delivery of a notice of such termination to Parent. For the purposes of this paragraph, any monetary Liens in excess of $250,000 with respect to the relevant Property shall be deemed to have a material adverse effect on the value or use of the relevant Property. This notice, if given shall specify the Title Objection forming the basis for the decision to terminate. Parent shall have five business days after receipt of such notice to decide whether or not to adjourn the Closing pursuant to Section 6.04(c) or otherwise to attempt to agree with such Buyer on corrective measures, if any. If, within five business days after delivery of such Buyer's notice to terminate, Parent does not exercise such right to adjourn the Closing or the parties do not agree on any such corrective measures, this Agreement shall terminate with respect the relevant Property (or, if the Property is in the EOP Property Group, with respect to the entire Property Group). If Parent exercises such right to adjourn and such Title Objection is not cured within the 30-day period under Section 6.04(c), then such Buyer may terminate this Agreement with respect to the relevant Property (or, if the Property is in the EOP Property Group, with respect to the entire Property Group) pursuant to this Section 6.04(d) by notice given within five business after the earlier to occur of the expiration of such 30-day period or receipt by such Buyer of a notice that the relevant Seller is ceasing its efforts to cure such Title Objection. If this Agreement is not terminated with respect to the relevant Property (or, if the Property is in the EOP Property Group, with respect to the entire Property Group) as provided in this Section 6.04(d), such Title Objection shall be deemed to be waived by the relevant Buyer, shall not thereafter be raised by such Buyer and shall thereafter be deemed to be a Permitted Encumbrance. If this Agreement is terminated with respect to any Property (or, if the Property is in the EOP Property Group, with respect to the entire Property Group) pursuant to this
Section 6.04(d), within five business days after such termination with respect to such Property (or, if the Property is in the EOP Property Group, with respect to the entire Property Group), Parent or the relevant buyer may by notice to the other terminate this Agreement with respect to the other Properties in such Buyer's Property Group. If this Agreement is terminated by any Buyer with respect to its Property Group as pursuant to this Section 6.04(d), Parent may terminate this Agreement with respect to the other Buyers and their Property Groups by notice given to such other Buyers within five business days after receipt by Parent of the termination notice from the first Buyer.

     (e) If this Agreement is terminated with respect to any Property pursuant to Section 6.04(d), Parent and the relevant Buyer shall give notice to the Escrow Agent, as applicable, (i) to accept from the relevant Buyer a replacement Letter of Credit in an amount which shall reflect a reduction in such Buyer's share of the Deposit equal to the amount of such Deposit that is attributable to the Property in question, or (ii) to return to the relevant Buyer the portion of the Deposit Amount (including the applicable portion of the interest earned) attributable to the Property in question. If this Agreement is terminated with respect to any Property Group pursuant to this Section 6.04(d), Parent and the relevant Buyer shall give notice to the Escrow Agent to return to the relevant Buyer, as applicable, (A) the Letter of Credit deposited by such Buyer or (B) the Deposit Amount (including the applicable portion of the interest earned) deposited by such Buyer.

     (f) The existence of Liens that are not Permitted Encumbrances shall not be objections to title provided that properly executed instruments, in recordable form, necessary to satisfy the same are delivered at the relevant Closing, together with any recording or filing fees required in connection therewith. Any such Liens may be paid out of the cash consideration payable hereunder and, if a request is made in writing not later than two business days prior to the relevant Closing, the relevant Buyer shall provide at the relevant Closing separate official bank or certified checks or the relevant wire transfers in such form and amounts and payable to such parties as requested in the relevant Sellers' notice to facilitate the satisfaction of any such Liens, and the amounts of such checks or wire transfers shall be credited against the balance of the relevant Purchase Price to be paid at Closing.

     (g) Liens for delinquent installments of real estate taxes, assessments, business improvement district charges, sewer rents, water charges, vault charges and similar charges shall not be objections to title, provided the same shall be adjusted for pursuant to Section 2.08.

     (h) If, at the time of the relevant Closing, any Property is subject to any unpaid, non-delinquent real estate or similar taxes and similar assessments and charges, the same shall be deemed to be Permitted Encumbrances (and shall be adjusted for pursuant to Section 2.08(d)).

     (i) If a search of title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of the relevant Seller (but who are not such Seller), such Seller shall deliver to the Title Company an affidavit showing that such judgments, bankruptcies or other returns are not against the Seller and the existence thereof shall not be Title Objections if the Title Company omits such matters as exceptions to title.

     SECTION 6.05. CERTAIN DUE DILIGENCE. (a) For a period ending on May 31, 1998, subject to Section 6.02, Buyers shall be entitled to conduct the following additional due diligence with respect to the Properties:

          (i) to perform customary environmental audits with respect to the Properties; provided that Buyers shall not conduct any invasive tests or any environmental audits beyond customary Phase I environmental audits without the consent of Parent; but provided further that (x) Parent shall not unreasonably withhold, delay or condition its consent to any reasonable request to conduct the same (including any reasonable period necessary to conduct the same), and (ii) if Parent denies such consent, the relevant Buyer shall be entitled to terminate this Agreement with respect to the relevant Property pursuant to Section 6.05(c) to the same extent and subject to the same provisions as provided therein as if a Due Diligence Objection existed with respect to such Property;

          (iii) to perform customary engineering inspections of the Properties; provided that Buyers shall not conduct any invasive tests without the consent of Parent; but provided further that (x) Parent shall not unreasonably withhold, delay or condition its consent to any reasonable request to conduct the same and (ii) if Parent denies such consent, the relevant Buyer shall be entitled to terminate this Agreement with respect to the relevant Property pursuant to Section 6.05(c) to the same extent and subject to the same provisions as provided therein as if a Due Diligence Objection existed with respect to such Property; and

          (iv) to obtain customary reports relating to the zoning of the Development Properties and the developable land portions (the "DEVELOPABLE LAND PROPERTIES") of the Properties listed on Exhibit A as including developable land and the availability of utilities to determine:

                 (A) that the applicable Development Property or Developable Land Property is zoned to permit industrial and/or office uses consistent with either (1) in the case of a Development Property, the improvements under construction thereon; or (2) in the case of a Developable Land Property, the improvements proposed to be on such Developable Land Property (either as a free standing development or as part of the development on the Property in which such Developable Land Property is included); and

                 (B) that water, sewer, telephone and natural gas utilities are available (1) in the case of a Development Property, for use on such Property at costs (to be borne by the relevant Seller) that are within the applicable development budget; or (2) in the case of a Developable Land Property for use at such Property through public streets or public or private easements at reasonable and customary costs; provided that the unavailability of natural gas shall not be objectionable if fuel oil is a reasonable and customary alternative.

     (b) Provided that Buyers obtain any necessary consents from the parties preparing such reports (which Buyers shall use their reasonable efforts to obtain), upon request by Parent in the event of any claim or dispute relating to the matters covered by such reports, the relevant Buyers shall promptly furnish to Parent copies of all environmental, engineering and other reports with respect to such additional due diligence received by Buyers; provided that such reports shall not be certified to Parent or entitle Parent to rely thereon.

     (c) If, prior to June 1, 1998, any Buyer discovers with respect to any Property (i) an adverse environmental condition that is not disclosed in the environmental reports or other information in the Data Room or otherwise made available to the relevant Buyer, (ii) a structural defect that is not disclosed in the engineering reports or other information in the Data Room or otherwise made available to the relevant Buyer, or (iii) an adverse condition relating to the applicable zoning or available utilities not disclosed in the information in the Data Room or otherwise made available to the relevant Buyer, in each case (x) to the extent such condition or conditions individually or in the aggregate have a material adverse effect on the value or use of the Property in question as now used or, in the case of Development Properties, as now being developed or, in the case of Developable Land Properties or other Properties proposed for redevelopment, for office and/or industrial development or redevelopment; or (y) would give rise to potential material liabilities that were not otherwise so ascertainable (each a "DUE DILIGENCE OBJECTIONS"); and the relevant Buyer gives notice of any such Due Diligence Objection to Parent prior to June 1, 1998, then such Buyer shall have the right to terminate this Agreement with respect to such Property by delivery of a notice of such termination to Parent. This notice, if given shall specify the Due Diligence Objection forming the basis for the decision to terminate and be accompanied by a complete copy of the report or reports describing the condition or conditions in question. Parent shall have five business days after receipt of such notice to decide whether or not to adjourn the Closing to the same extent and subject to the same provisions as provided in Section 6.04(c) for Title Objections or otherwise to attempt to agree with such Buyer on corrective measures, if any. If, within five business days after delivery of such Buyer's notice to terminate, Parent does not exercise such right to adjourn the Closing or the parties do not agree on any such corrective measures, this Agreement shall terminate with respect the relevant Property. If Parent exercises such right to adjourn and such Due Diligence Objection is not cured within the 30-day period under Section 6.04(c), then this Agreement shall terminate with respect to the relevant Property pursuant to this Section 6.05(c). If this Agreement is terminated with respect to any Property (or, if the Property is in the EOP Property Group, with respect to the entire Property Group) pursuant to this Section 6.05(c), within five business days after such termination with respect to such Property (or, if the Property is in the EOP Property Group, with respect to the entire Property Group), Parent or the relevant Buyer may by notice to the other terminate this Agreement with respect to the other Properties in such Buyer's Property Group. If this Agreement is terminated by any Buyer with respect to its Property Group pursuant to this Section 6.05(c), Parent may terminate this Agreement with respect to the other Buyers and their Property Groups by notice given to such other Buyers within five business days after receipt by Parent of the termination notice from the first Buyer.

     (d) For a period of five business days after the date of this Agreement the relevant Buyers shall have the right to review the plans and specifications for the Development Properties and Parent will not unreasonably withhold, delay or condition its consent to any changes with respect to such plans and specifications reasonably requested by the relevant Buyers within such five business day period.

                                   ARTICLE 7

                         COVENANTS OF BUYERS AND PARENT

     The Buyers and the Parent agree that:

     SECTION 7.01. COMMERCIALLY REASONABLE EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Parent shall cause the relevant Sellers to, and the Buyers shall, use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Parent shall cause the relevant Sellers to, and Buyers shall, execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in the relevant Buyers good title to the Properties and other Purchased Assets, subject to the Permitted Encumbrances and the provisions hereof.

     SECTION 7.02. CERTAIN FILINGS. Parent shall cause the relevant Sellers to, and Buyers shall, cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. The relevant Sellers and Buyers shall provide to each other copies of any filings made pursuant to this Section
7.02 with respect to this Agreement or the transactions contemplated hereby.

     SECTION 7.03. PUBLIC ANNOUNCEMENTS. To the extent practicable the Parent and Buyers shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, shall not issue any such press release or make any such public statement prior to such consultation.

     SECTION 7.04.  CASUALTY AND CONDEMNATION.

     (a) If, after the date hereof and prior to the relevant Closing, any Property or any portion thereof shall suffer a Casualty or Condemnation that (i) will result in costs to restore in excess of the Applicable Percentage (as defined below) of the portion of the

Purchase Price attributable to such Property or (ii) causes a loss of access to, or a material number of parking spaces at, such Property or (iii) will entitle tenants occupying the Applicable Percentage or more of the rentable square feet of the Property to terminate their Tenant Leases, then the relevant Buyer shall have the option either to terminate this Agreement solely with respect to such Property (except that in the case of Colonnade I, II or III, the right to terminate shall only relate to its entire Property Group) or to consummate the purchase of such Property and the related transactions contemplated by this Agreement notwithstanding such Casualty or Condemnation; provided that in the case of Colonnade I and Colonnade II, Buyer shall not have the option to terminate this Agreement with respect to any such Property pursuant to this
Section 7.04(a) if it is reasonably expected that such Property can be restored by December 31, 1998 to a value and condition substantially the same as the value and condition immediately prior to the Casualty or Condemnation and with respect to Colonnade III such Property can be delivered fully completed by December 31, 1998. As used herein the term "Applicable Percentage" means (x) 25% in the case of any Property identified as an industrial property on Exhibit A,
(y) 10% in the case of any Property identified as an office property on Exhibit A, other than Colonnade I, Colonnade II and Colonnade III and the Travelers Property if the Property Sale Notice shall have been given and (z) 5% in the case of Colonnade I, Colonnade II and Colonnade III and the Travelers Property if the Property Sale Notice shall have been given. If a Buyer elects to terminate this Agreement in accordance with this Section 7.04(a), Parent and the relevant Buyer shall give notice to the Escrow Agent, as applicable, (A) to accept from the relevant Buyer a replacement Letter of Credit in an amount which shall reflect a reduction in such Buyer's share of the Deposit equal to the amount of such Deposit that is attributable to the Property in question, or (B) to return to the relevant Buyer the portion of the Deposit Amount (including the applicable portion of the interest earned) attributable to the Property in question.

     (b) If, after the date hereof and prior to the relevant Closing, any Property or any portion thereof shall suffer a Casualty or Condemnation, and the Closing with respect to such Property occurs hereunder: (i) the Closing with respect to such Property shall occur without any reduction of the applicable Purchase Price; and (ii) the relevant Seller shall transfer and assign to the relevant Buyer (A) in the case of a Casualty, all insurance proceeds with respect to such Casualty theretofore received by such Seller and all rights of such Seller to any insurance proceeds remaining to be paid with respect to such Casualty, or (B) in the case of a Condemnation, all proceeds and awards with respect to such Condemnation theretofore received by such Seller and all rights of such Seller to receive any such awards, payments or proceeds remaining to be paid with respect to such Condemnation, in each case of (A) or (B): (1) less any such proceeds or awards payable in respect of business interruption or loss of rental income for periods prior to the relevant Closing Date, and (2) less any amounts paid or incurred by such Seller to protect or restore the Property. The relevant Buyer shall be entitled to a credit at the Closing for any deductible or amounts in respect of any such Casualty.

     (c) This Section 7.04 shall supersede any contrary provision of applicable law in the relevant jurisdictions where the Properties are located governing the risk of loss under a real estate sale and purchase agreement or rights of the parties thereunder to terminate in the event of a casualty to or condemnation of the subject property.

     SECTION 7.05.  UNASSIGNED CONTRACTS.   Each Buyer will notify the relevant
Sellers prior to the relevant Closing Date of the Management Contracts (other than the Management Contract relating to the Travelers Property), Development Contracts (other than the Development Agreement relating to the Golden Hills Interest), Service Contracts listed on Schedule 3.06(a) and the Exclusive Listing Agreement relating to the Walker Building which such Buyer elects not to assume ("UNASSIGNED CONTRACTS"). At the relevant Closing, the relevant Buyers will assume only Contracts which are not Unassigned Contracts, and relevant Sellers shall be responsible for the termination of all Unassigned Contracts effective as of the relevant Closing, at such Sellers' expense; and, if said Exclusive Listing Agreement is designated as an Unassigned Contract, the Parent shall indemnify, defend and hold harmless Buyers from and against any and all Damages relating to claims that may be made by the "Agent" under said Exclusive Listing Agreement for commissions with respect to expansion, extension, renewal or other continuation or additional space options or agreements exercised or made after the relevant Closing Date.



                                   ARTICLE 8

                           TRANSFER AND SALES TAXES

     SECTION 8.01. TRANSFER AND SALES TAXES. All recording, documentary, conveyancing and similar taxes, levies, charges and fees (collectively, "TRANSFER TAXES") incurred in connection with the sale and purchase of any Property shall be (i) in the case of the Properties located in Minnesota, paid by the relevant Sellers, and (ii) in the case of the other Properties, shared equally by the relevant Seller and the relevant Buyer and paid by such parties at the relevant Closing. The party that is required by applicable law to make the filings, reports or returns with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary.

     SECTION 8.02. SALES TAXES. The relevant Seller and the relevant Buyer shall agree upon the allocation of the Purchase Price for each Property to the real property, personal property and intangible property components of the of the Purchased Assets with respect to each Property on or prior to the relevant Closing Date. All sales, use and similar taxes, levies, charges and fees (collectively the "SALES TAXES") incurred in connection with the sale and purchase of the Purchased Assets with respect to each

Property shall be borne by the relevant Buyers and shall be paid by the relevant Buyers at the relevant Closing. The party that is required by applicable laws to make any filings, reports or returns with respect to any applicable Sales Taxes shall do so, and the other party shall cooperate with respect thereto as necessary. The relevant Buyer and the relevant Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.



                                   ARTICLE 9

                               EMPLOYEE BENEFITS

     SECTION 9.01.  EMPLOYEE BENEFIT LIABILITIES GENERALLY.   Except as
specifically provided in Section 9.02, all Employee Plans and Benefits Arrangements will be the responsibility of Parent and its Affiliates, and Parent hereby indemnifies Buyers and their Affiliates, and agrees to hold Buyers and their Affiliates harmless from and against, any and all Damages arising out of any Employee Plans or Benefit Arrangements.

     SECTION 9.02. STAY SELL AGREEMENT. (a) Each Buyer hereby indemnifies Parent and its Affiliates, and agrees to hold Parent and its Affiliates harmless from and against, liability for any amounts paid by Parent and/or its Affiliates for "Severance Pay," in accordance with such party's obligations under the Stay Sell Agreement, but only with respect to any employee of the Sellers of their Affiliates (each an "EMPLOYEE") who is (i) identified in a separate letter dated as of the date hereof delivered by the Parent and countersigned by Buyers (the "SEVERANCE SIDE LETTER") and (ii) employed by such Buyer or any of its Affiliates in any capacity at any time during the period commencing on the 30th day after the relevant Closing Date and ending on the 180th day after such Closing Date (a "RETAINED EMPLOYEE"), except that the liability of the Buyers shall not extend to any Retained Employee who (after having been hired by the relevant Buyer) shall voluntarily resign within one year from the relevant Closing Date. The liability of the Buyers under the foregoing sentence with respect to each Employee as to whom such Severance Pay is paid shall be limited to the amount set forth the Severance Side Letter delivered by Parent to the Buyers. On or prior to the 30th day after such Closing Date, the relevant Buyers shall provide the relevant Sellers with a written list of those Employees covered by the Stay Sell Agreement whom the relevant Buyers do not intend to treat as a Retained Employee.

     (b) Except as provided in Section 9.02(a), Parent and the relevant Sellers shall retain or assume, and shall hold the relevant Buyers and their Affiliates harmless from and against, all liabilities arising under the Stay Sell Agreement.

                                  ARTICLE 10

                             CONDITIONS TO CLOSING

     SECTION 10.01. CONDITIONS TO OBLIGATIONS OF BUYERS AND SELLERS. The obligations of the Buyers and the Sellers to consummate each Closing are subject to the satisfaction of the following conditions:

          (a)  The Restructuring, or other arrangements agreed upon pursuant to
     Section 5.05, shall have been consummated on or prior to the First Closing.

          (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of such Closing.

          (c) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the relevant Closing shall have been taken, made or obtained, except for any such actions or filings the failure to take, make or obtain would not have a Material Adverse Effect.

          (d) All Required Consents with respect to the Properties that are the subject of such Closing shall have been obtained.

          (e) With respect to the Second Closing, the First Closing shall have occurred.

     SECTION 10.02. CONDITIONS TO OBLIGATION OF BUYERS. The obligations of the Buyers to consummate each Closing are subject to the satisfaction of the following further conditions:

          (a) (i) The relevant Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by them with respect to the Properties that are the subject of such Closing on or prior to such Closing Date, (ii) the representations and warranties of such Sellers (as the same apply generally or with respect to such Properties) contained in this Agreement and in any certificate or other writing delivered by Parent or such Sellers pursuant hereto shall be true at and as of such Closing Date, as if made at and as of such date, with only such exceptions as would not in the aggregate have a Material Adverse Effect, and (iii) the relevant Buyers shall have received certificates signed by the senior officers of such Sellers to the effect set forth in the preceding clause 10.02(a)(ii)). Notwithstanding the foregoing, if information was previously made available to the relevant Buyer in the Data Room, which reasonably demonstrates that any representation or warranty of such Sellers is not true, such untruth shall not be considered an untruth for purposes of this paragraph or Section 11.02.

          (b) The relevant Buyers shall have received all documents they may reasonably request relating to the existence of such Sellers and the authority of such Sellers for this Agreement, all in form and substance reasonably satisfactory to such Buyers.

          (c) Each Buyer shall receive at the relevant Closing, at the expense of such Buyer, 1992 ALTA Owner's Policies of Title Insurance with respect to each Property purchased by such Buyer at such Closing, issued by the Title Insurer insuring such Buyer as owner of fee simple title to the relevant Property, subject only to Permitted Encumbrances, in the amount of the applicable portion of the Purchase Price, containing such reinsurance coverage and endorsements as such Buyers shall reasonably request.

          (d) Each Buyer shall have received, at or before the relevant Closing, executed estoppel certificates dated no more than 60 days prior to the relevant Closing, on such Buyer's forms or as prescribed by the relevant Tenant Lease (containing no claim against landlord or disclosure of adverse matters) executed by such tenants under Tenant Leases for the Properties to be purchased by such Buyer at such Closing providing for gross rental income of not less than 50% of the gross rental income derived under all Tenant Leases with respect to each such Property.

          (e) With respect to each Development Property, the relevant Buyer shall have received, on or prior to the relevant Closing, the architect's certificate of Completion and shell certificate of occupancy, if applicable, referred to in Section 5.07(b).

     SECTION 10.03. CONDITIONS TO OBLIGATION OF SELLERS. The obligations of the Sellers to consummate the each Closing are subject to the satisfaction of the following further conditions:

          (a) (i) The relevant Buyers shall have performed in all material respects all of their obligations hereunder required to be performed by it with respect to the Properties that are the subject of such Closing or prior to such Closing Date, (ii) the representations and warranties of such Buyers (as the same apply generally or with respect to such Properties) contained in this Agreement and in any certificate or other writing delivered by such Buyers pursuant hereto shall be true in all material respects at and as of such Closing Date, as if made at and as of such date, and (iii) the relevant Sellers shall have received certificates signed by the senior officers of such Buyers to the effect set forth in the preceding clause 10.03(a)(ii).

     (b) The relevant Sellers shall have received all documents they may reasonably request relating to the existence of such Buyers and the authority of such Buyers for this Agreement, all in form and substance reasonably satisfactory to such Sellers.



                                  ARTICLE 11

                           SURVIVAL; INDEMNIFICATION

     SECTION 11.01. SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall survive the relevant Closing for a period of one (1) year (the "EXPIRATION DATE"); provided that (i) the covenants, agreements, representations and warranties contained in Articles 9, 11 and 13 and Sections 2.02, 2.03, 2.06, 2.08, 2.09, 2.11, 4.08,
5.03, 5.07(f), 6.01, 6.02, 6.03, 7.03 and 7.05 shall survive indefinitely and
(ii) the covenants, agreements, representations and warranties contained in
Article 8 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     SECTION 11.02. INDEMNIFICATION. (a) From and after the relevant Closing Date, Parent hereby indemnifies each Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by such Buyer or any of its Affiliates arising out of: (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Sellers or Parent pursuant to this Agreement which survives the Closing or (ii) any Excluded Obligations relating to or arising out of Properties purchased by such Buyer or any of its Affiliates; provided that (A) Parent shall not be liable under Section 11.02(a)(i) unless the aggregate amount of Damages incurred or suffered by such Buyer and its Affiliates with respect to all matters referred to in Section 11.02(a)(i) exceeds $1,000,000 and then only to the extent such aggregate amount exceeds $500,000 and (B) Seller's maximum liability under Section 11.02(a)(i) shall not exceed (1) $17,500,000 for EOP and its Affiliates, (2) $12,500,000 for Duke and its Affiliates and (3) $10,000,000 for Weeks and its Affiliates.

     (b) Each Buyer hereby indemnifies Parent, the relevant Sellers and their Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Parent, the relevant Sellers or any of their Affiliates arising out of: (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement which survives the Closing; or (ii) any Assumed Liability assumed by such Buyer or any of its Affiliates; provided that (A) such Buyer shall not be liable under Section 11.02(b)(i) unless the aggregate amount of Damages incurred or suffered by Parent, the relevant Sellers and their Affiliates with respect to all matters referred to in Section 11.02(b)(i) exceeds $1,000,000 and then only to the extent such aggregate amount exceeds $500,000 and (B) each Buyer's maximum liability under Section 11.02(b)(i) shall not exceed (1) $17,500,000 for EOP and its Affiliates, (2) $12,500,000 for Duke and its Affiliates (3) $10,000,000 for Weeks and its Affiliates.

     SECTION 11.03.  PROCEDURES.  (a)  The party seeking indemnification under
Section 11.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

     (b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party ("THIRD PARTY CLAIM") and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense.

     (c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 11.03,
(i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

     (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

     SECTION 11.04. CALCULATION OF DAMAGES. (a) The amount of any Damages payable under Section 11.03 by the Indemnifying Party shall be net of any (i) amounts recovered or recoverable by the Indemnified Party under applicable insurance policies, (ii) tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments and (iii) tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages.
In computing the amount of any such tax cost or tax benefit, the Indemnified Party shall be deemed to fully utilize, at the highest marginal tax rate then in effect, all tax items arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damages.

     (b)  The Indemnifying Party shall not be liable under Section 11.02 for any
(i) Damages relating to any matter to the extent that the Indemnified Party had been compensated for such matter pursuant to the Purchase Price adjustment under
Section 2.07, (ii) except in the case of an intentional breach or grossly negligent misrepresentation, consequential or punitive Damages or (iii) except in the case of an intentional breach or grossly negligent misrepresentation, Damages for lost profits.

     (c) Notwithstanding any other provision of this Agreement to the contrary, if on the relevant Closing Date the Indemnified Party has knowledge of any information that would cause one or more of the representations and warranties made by the Indemnifying Party to be inaccurate as of the date made, the Indemnified Party shall have no right or remedy after such Closing with respect to such inaccuracy solely as it relates to such information and shall be deemed to have waived its rights to indemnification in respect thereof.

     SECTION 11.05. ASSIGNMENT OF CLAIMS. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section
11.02 and the Indemnified Party could have recovered all or a part of such Damages from an unaffiliated third party (a "POTENTIAL CONTRIBUTOR") based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment; provided that the Indemnified Party shall not be required to assign any right to proceed against a Potential Contributor if the Indemnified Party determines in its reasonable discretion that such assignment would be materially detrimental to its reputation or future business prospects.

                                  ARTICLE 12

                             TERMINATION; REMEDIES

     SECTION 12.01. GROUNDS FOR TERMINATION. (a) This Agreement may be terminated with respect to any Buyer and its Property Group, at any time prior to the First Closing or, after the First Closing, with respect to any Buyer and the Properties in its Property Group that are the subject of the Second Closing, at any time prior to the Second Closing:

           (i) by mutual written agreement of (A) Parent and (B) the Buyers acting together;

           (ii) by either (A) Parent or (B) any Buyer, if the conditions precedent to the relevant Closing set forth in Article 10 have not been satisfied or waived and the relevant Closing shall not have been consummated (A) within 30 days after the relevant scheduled Closing Date subject to any applicable right to adjournment, or (B) with respect to the Development Properties only in the event of a delay in Completion beyond the reasonable control of Parent and the relevant Seller on or before December 31, 1998;

           (iii) by either (A) Parent or (B) any Buyer, if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction, unless such order, decree or judgment results from the breach by the terminating party or parties or their respective obligations hereunder.

If Parent elects to terminate this Agreement pursuant to clause (ii) or clause
(iii) of this Section 12.01(a), Parent shall give notice of such termination to the Buyers. If any Buyer elects to terminate this Agreement pursuant to clause
(ii) or clause (iii) of this Section 12.01(a), such Buyer shall give notice of such termination to Parent and the other Buyers.

     (b) In the event of the occurrence of any Buyer Breach Condition, this Agreement may be terminated by Parent with respect to either:

           (i) (A) all of the Properties in the Property Group of the Buyer that is the subject of such Buyer Breach Condition, at any time prior to the First Closing, or (B) after the First Closing, with respect to the Properties in the Property Group of such Buyer that are the subject of the Second Closing; or

           (ii)  all of the Properties, at any time prior to the First Closing.

If Parent elects to terminate this Agreement pursuant to this Section 12.01(b), Parent shall give notice of such termination to the Buyers, which notice shall specify whether it is pursuant to clause (ii) (i.e., with respect to all of the Properties or all of the Properties that are the subject of the Second Closing, as the case may be) or pursuant to clause (i) (i.e., with respect to all of the Properties in the Property Group of the Buyer that is the subject of such Buyer Breach Condition or all of the Properties in such Property Group that are the subject of the Second Closing, as the case may be).

     (c) The term "BUYER BREACH CONDITION" means the willful (i) failure of any Buyer to fulfill a condition to the performance of its obligations under this Agreement, (ii) failure of any Buyer to perform a covenant under this Agreement, or (iii) breach by any Buyer of any representation, warranty or agreement under this Agreement; and the term "SELLER BREACH CONDITION" means the willful (i) failure of any Parent or any Seller to fulfill a condition to the performance of its obligations under this Agreement, (ii) failure of any Parent or any Seller to perform a covenant under this Agreement, or (iii) breach by any Parent or any Seller of any representation, warranty or agreement under this Agreement. For the purposes of this Section 12.01, the term "Property" shall include the Partnership Interest and the Golden Hills Interest.

     SECTION 12.02. EFFECT OF TERMINATION. If this Agreement is terminated as provided in Sections 12.01, 5.05, 6.04 or 6.05, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement, except (i) in the case of a termination pursuant to Section 5.05;
(ii) in the case of a termination pursuant to Section 12.01 by Parent in the event of the occurrence of a Buyer Breach Condition (where no Seller Breach Condition exists), in which case Parent shall be entitled to retain the Deposit Amount (or the applicable portion thereof) pursuant to Section 2.10(d), as liquidated damages as provided therein; and (iii) in the case of a termination pursuant to Section 12.02 by the Buyers in the event of the occurrence of a Seller Breach Condition (where no Buyer Breach Condition exists), in which case Parent shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such Seller Breach Condition. The parties acknowledge that in such event the actual damages will be difficult to determine and that retention of the Deposit Amount constitutes liquidated damages.

     SECTION 12.03. SPECIFIC PERFORMANCE. The Buyers shall be entitled to enforce the Sellers' obligations to sell and convey the Properties hereunder by an action, suit or proceeding for specific performance to the extent permitted under applicable law; provided that, if specific performance is unavailable under applicable law the Buyers shall have the right to pursue such other remedies as are available under applicable law or in equity.

     SECTION 12.04. SURVIVAL. The provisions of Sections 2.10, 6.01 and 7.03 and Articles 12 and 13 shall survive any termination hereof pursuant to Section 12.01, 5.05, 6.04 or 6.05.



                                  ARTICLE 13

                                 MISCELLANEOUS

     SECTION 13.01. NOTICES. All notices, requests, responses and other communications required or permitted hereunder shall be in writing (including facsimile transmission), signed by the party giving the same or by its attorneys, and shall be given:

     (a) if to the Parent:

          MEPC plc
          Nations House
          103 Wigmore Street
          London W1H 9AB
          England
          Attention:  James Dundas, Finance Director
          Fax number: 011-44-171-499-0643

          with copies to:

          MEPC Management Inc.
          15303 Dallas Parkway
          Suite 400, LB5
          Dallas, TX 75248
          Attention:  David L. Gruber, President
          Fax number: 972-980-5092

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, NY 10017
          Attention:  David J. Strupp, Esq.
          Fax number: 212-450-4800

     (b) if to EOP:

          Equity Office Properties Trust
          Two North Riverside Plaza
          Chicago, Illinois 60606
          Attention: Jeffrey M. Bramson
          Fax No.  312-559-5070

          with copy to:

          Rosenberg & Liebentritt, P.C.
          Two North Riverside Plaza
          Suite 1600
          Chicago, Illinois 60606
          Attention: John S. Santa Lucia
          Fax number: 312-454-0335

     (c)  if to Duke:

          Duke Realty Investments, Inc.
          4225 Naperville Road
          Suite 150
          Lisle, Illinois 60532
          Attention: Robert M. Chapman
          Fax number: 630-505-9064

          with a copy to:

          Duke Realty Investments, Inc.
          8888 Keystone Crossing, Suite 1200
          Indianapolis, Indiana 46240
          Attention: Doug Greer
          Fax number: 317-574-3693

     (d)  if to Weeks:

          Weeks Corporation
          4497 Park Drive
          Norcross, Georgia 30093
          Attention: Thomas D. Senkbeil
          Fax number: 770-717-3310
          with a copy to:

          King & Spalding
          191 Peachtree Street
          Atlanta, Georgia 30303
          Attention: William J. Armstrong
          Fax number: 404-572-5148

or at such other address or copy address as may be designated by a notice of change of address given in accordance herewith. Each notice, request, response or other communication shall be deemed to have been given and to be effective upon being (i) personally delivered with receipt for delivery, (ii deposited with a nationally recognized overnight express delivery service for next business day delivery with receipt for delivery, (ii sent by facsimile transmission with confirmation of delivery, or (iv deposited in the United States mail, postage prepaid, registered or certified with return receipt requested, to the addressee at its address set forth above or in a change of address notice given in accordance herewith. The time period in which a response to any such notice, request or other communication must be given shall commence on the date of receipt thereof or deemed receipt thereof as provided below. Personal delivery to a party or any officer, partner or employee of such party at its address set forth above or in a change of address notice given in accordance herewith shall be deemed given and received at the time delivered. Rejection or other refusal shall also be deemed receipt.

     SECTION 13.02. EXPENSES; BROKERS. (a) All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that (i) the Buyers shall pay and indemnify, hold harmless and defend Parent and the Sellers from and against all Damages for (A) premiums, charges and expenses of the Title Company in connection with the transactions contemplated hereby; and (B) the expenses of recording and filing the Closing Documents; and (ii the relevant Buyers and the relevant Sellers shall pay and indemnify, hold harmless and defend the other from and against all Damages for
(A) their respective shares of the Transfer Taxes and Sales Taxes payable by them pursuant to Article 8, and (B) any penalties or interest payable with respect to their respective shares of the Transfer Taxes and Sales Taxes payable by them.

     (b) The Parent shall pay, and indemnify, hold harmless and defend the Buyers from and against all Damages for, the fees of Goldman, Sachs & Co. and any other investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of the Sellers or their Affiliates who is entitled to a fee or commission in connection with this Agreement or the transactions contemplated hereby. The Buyers shall pay, and indemnify, hold harmless and defend Parent and the Sellers from and against all Damages for, the fees of any investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any of the Buyers or their Affiliates who is entitled to a fee or commission in connection with this Agreement or the transactions contemplated hereby.

     SECTION 13.03. GOVERNING LAW. Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such State which might cause the laws of any other jurisdiction to govern.

     SECTION 13.04. JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 1301 shall be deemed effective service of process on such party.

     SECTION 13.05. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 13.06. ATTORNEYS' FEES. In the event of any suit, action or proceeding relating to this Agreement, the party who obtains substantially all of the relief sought by it shall be entitled to recover reasonable attorneys' fees and disbursements as a part of its judgment.

     SECTION 13.07. NO RECORDING. Neither this Agreement nor any memorandum hereof shall be recorded. Any such recording shall be void and of no force or effect.

     SECTION 13.08. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and all references herein to "Parent", "Sellers" and "Buyers" shall be deemed to refer to the respective successors and assigns of such parties; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that (i) any Buyer may assign its rights or obligations hereunder to (A) an Affiliate of such Buyer without the consent of any other party hereto, but in such case Buyer will not be relieved of any of its obligations hereunder but will be jointly and severally liable with the Affiliate assignee for all such obligations or (B) an entity into which or with which such Buyer shall merge or consolidate, or which acquires all or substantially all of the assets of such Buyer, and (ii) the rights and obligations hereunder with respect to the Walker Building may be assigned to a partnership or limited liability company formed by EOP, Duke and Weeks, subject to and in accordance with Section 3.02.

     (b) Notwithstanding the foregoing, any Seller may sell or otherwise transfer its Property or Properties to New Holding and assign its rights and obligations hereunder to New Holding; and, upon such transfer and assignment and the assumption by New Holding of the obligations hereunder of the assignor, such assignor shall be released from its obligations hereunder with respect to the Property or Properties so transferred to New Holding.

     SECTION 13.09. THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns; and none of the provisions of this Agreement is intended to or shall be construed as conferring any rights upon any person other than the parties hereto and their successors and permitted assigns.

     SECTION 13.10. ENTIRE AGREEMENT. This Agreement, the Escrow Agreement, the Related Agreements and the Closing Documents constitute the entire agreement between the parties with respect to the subject matter thereof and supersede all prior agreements, understandings, representations and statements of any kind whatsoever, both oral and written, between the parties or their representatives with respect to the subject matter thereof.

     SECTION 13.11. INVALID PROVISIONS. If any provision of this Agreement or the application of any provision of this Agreement to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement or the application of such provision to any other persons or circumstances shall not be affected thereby, and this Agreement and each of the provisions hereof shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 13.12. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 13.13. LIABILITY OF PARTIES. Parent and each of the Sellers, respectively, shall be jointly and severally, liable for their obligations under this Agreement. Except as otherwise expressly set forth relating to the Deposit and the Walker Building (i) the obligations of each Seller hereunder shall be several, not joint, and (ii) the obligations of each Buyer hereunder shall be several, and not joint.

     SECTION 13.14. COUNTERPARTS. This Agreement may be signed in any number of counterparts; the signatures on each counterpart shall be deemed to be on the same instrument; each of such counterparts shall be deemed to be an original; all of such counterparts shall be deemed to be a single instrument; and signatures on any counterpart delivered by facsimile transmission shall have the same effect as the original signatures.

     SECTION 13.15. BINDING EFFECT. This Agreement shall not be a binding obligation of the Parent or the Sellers until it has been fully executed and delivered by the Buyers and the Sellers and the Parent, the Escrow Agreement has been fully executed and delivered by the Buyers, the Sellers and the Escrow Agent and the Escrow Agent shall have received the Letters of Credit.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         MEPC PLC


                         By: /s/ James Dundas       /s/ David S. Gruber
                            -------------------------------------------
                            Name:  James Dundas     David S. Gruber
                            Title: Director         Director


                         EOP OPERATING LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP

                         By: Equity Office Properties Trust, a Maryland real estate investment trust, sole general partner


                         By: /s/ [ILLEGIBLE SIGNATURE]
                            ----------------------------------------
                            Name:  [ILLEGIBLE NAME]
                            Title: Senior Vice President


                         DUKE REALTY LIMITED PARTNERSHIP,
                         AN INDIANA LIMITED PARTNERSHIP

                         By: Duke Realty Investments, Inc., an Indiana corporation, General Partner


                         By: /s/ Robert M. Chapman
                            ----------------------------------------
                            Name:  Robert M. Chapman
                            Title: Executive Vice President
                                   Acquisitions

                         WEEKS REALTY, L.P., A GEORGIA LIMITED
                         PARTNERSHIP

                         By:  Weeks GP Holdings, Inc., a Georgia
                              corporation, its sole general partner


                         By: /s/ David P. Stockert
                            ----------------------------------------
                            Name:  David P. Stockert
                            Title: Senior Vice President &
                                   Chief Financial Officer

                                                                       EXHIBIT A
                                   PROPERTIES

PROPERTY                                  CITY       STATE        BUYER               PURCHASE PRICE      DEPOSIT
--------                                  ----       -----        -----               --------------      -------
PROPERTIES FOR THE FIRST CLOSING
--------------------------------


Industrial Properties:
---------------------
Freeport II                          Coppell          TX          Weeks                  10,956,600        610,000
International I                      Garland          TX          Weeks                   5,266,800        300,000
International II                     Garland          TX          Weeks                   9,338,700        520,000
Fitz & Floyd                         Lewisville       TX          Weeks                   6,433,500        360,000
Waters Ridge                         Lewisville       TX          Weeks                   8,825,200        490,000
Freeport North Land/1/               Coppell          TX          Weeks                   4,950,000        275,000
Texas Plaza Land/2/                  Irving           TX          Weeks                   2,200,000        125,000

-------------------------
/1/  Developable Land (50 acres +/-).
/2/  Developable Land (Tract B, 11.3 acres +/-).


                                   Exhibit A


PROPERTY                                  CITY           STATE        BUYER               PURCHASE PRICE      DEPOSIT
--------                                  ----           -----        -----               --------------      -------

PROPERTIES FOR THE SECOND CLOSING
---------------------------------

Industrial Properties:
---------------------
Centerport Dist Ctr*                      Fort Worth     TX           Weeks                  10,718,100        625,000
Freeport III*                             Coppell        TX           Weeks                   9,625,000        520,000
Freeport IV*                              Coppell        TX           Weeks                   9,695,500        500,000
Texas Plaza/3/*                           Irving         TX           Weeks                  10,140,400        575,000

                                                     Total Weeks                             88,149,800      4,900,000

---------------------
/3/  Includes land available for additional parking or development.

  *  Designates Development Property


                                   Exhibit A

                                                                    SCHEDULE 206

               ADJUSTMENTS TO PURCHASE PRICES AT SECOND CLOSING


I.   CENTREPORT DISTRIBUTION CENTER (DALLAS, TEXAS)

A.   Purchase Price: $10,718,100

     1. Capitalization rate utilized in computing the Purchase Price was 9.4% (the "Stabilized Capitalization Rate"). In the event a lease of 10 years or more is signed, the Purchase Price will be adjusted by applying a cap rate to the net rent paid over the first year of 8.90%.

     2. The Capitalization rate to be utilized for purposes of the adjustments provided for in paragraph B.3. below will be 10.0% (the "Adjustment Capitalization Rate").

     3. The assumed annual net rental rate per square foot used in computing the Purchase Price was $3.25. For leases signed between 3/31/98 and 9/30/98, the minimum rental rate shall not be less than the projected rental rate without an appropriate reduction in the acquisition price and approval of Purchaser. Lease terms shall be for five years or longer, effective rental rates over a lease term shall be used for any rental concessions (including free rent and other concessions) in excess of 3 months of the first year's rent.

B.   Adjustments to Purchase Price.  The Purchase Price shall be reduced by:

     1. The actual amounts agreed to be paid by landlord with respect to tenant improvement costs or allowances and leasing commissions in connection with leases in effect on the Second Closing Date and which remain unpaid at the Second Closing Date.

     2. The amount of $2.60 per square foot (for tenant improvement costs or allowances and leasing commissions) for the rentable area of the Property which is unleased at the Second Closing Date. For purposes of this calculation the rentable area of the Property shall be deemed to be 310,000 square feet (100% occupancy).

     3. The amount determined by multiplying the assumed annual net rental rate per square foot times the total number of square feet remaining unleased at the Second Closing Date and, in one calculation, dividing this product by the Stabilized Capitalization Rate, and, in another calculation, dividing this


                                 Schedule 2.06
product by the Adjustment Capitalization Rate, and then subtracting the lower of such numbers from the higher of such numbers.




                                 Schedule 2.06

IV.  FREEPORT III (COPPELL, TEXAS)

A. Purchase Price $9,625,000

     1. Capitalization rate utilized in computing Purchase Price was 9.25% (the "Stabilized Capitalization Rate"). In the event a lease of 10 years or more is


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signed, the Purchase Price will be adjusted by applying a cap rate to the net rent paid over the first year of 8.90%.

     2. The Capitalization rate to be utilized for purposes of the adjustments provided for in paragraph B.3. below will be 9.85% (the "Adjustment Capitalization Rate").

     3. The assumed annual net rental rate per square foot used in computing the Purchase Price was $2.90. For leases signed between 3/31/98 and 9/30/98, the minimum rental rate shall not be less than the projected rental rate without an appropriate reduction in the acquisition price and approval of Purchaser. Lease terms shall be for five years or longer. Effective rental rates over a lease term shall be used for any rental concessions (including free rent and other concessions) in excess of 3 months of the first year's rent.

B.   Adjustments to Purchase Price.  The Purchase Price shall be reduced by:

     1. The actual amounts agreed to be paid by landlord with respect to tenant improvement costs or allowances and leasing commissions in connection with leases in effect on the Second Closing Date and which remain unpaid at the Second Closing Date.

     2. The amount of $3.98 per square foot for the rentable area of the Property which is unleased at the Second Closing Date. For purposes of this calculation the rentable area of the Property shall be deemed to be 297,902 square feet (100% occupancy).

     3. The amount determined by multiplying the assumed annual net rental rate per square foot times the total number of square feet remaining unleased at the Second Closing Date and, in one calculation, dividing this product by the Stabilized Capitalization Rate and, in another calculation, dividing this product by the Adjustment Capitalization Rate, and then subtracting the lower of such numbers from the higher of such numbers.

V.   FREEPORT IV (COPPELL, TEXAS)

A. Purchase Price $9,695,500

     1. Capitalization rate utilized in computing Purchase Price was 10.0% (the "Stabilized Capitalization Rate"). In the event a lease of 10 years or more is signed, the Purchase Price will be adjusted by applying a cap rate to the net rent paid over the first year of 9.50%.


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     2.   The Capitalization rate to be utilized for purposes of the adjustments provided for in paragraph B.4. below will be 10.6% (the "Adjustment Capitalization Rate").

     3. The assumed annual net rental rate per square foot used in computing the Purchase Price was $7.75. For leases signed between 3/31/98 and 9/30/98, the minimum rental rate shall not be less than the projected rental rate without an appropriate reduction in the acquisition price and approval of Purchaser. Lease terms shall be for five years or longer. Effective rental rates over a lease term shall be used for any rental concessions (including free rent and other concessions) in excess of 3 months of the first year's rent.

B.   Adjustments to Purchase Price.  The Purchase Price shall be reduced by:

     1. The amount agreed upon by the relevant Seller and the relevant Buyer prior to the Second Closing Date pursuant to Section 205(b), as the amount (if any) required following the Second Closing Date to complete (not including any tenant improvement costs or allowances or any leasing commissions) the current development program.

     2. The actual amounts agreed to be paid by landlord with respect to tenant improvement costs or allowances and leasing commissions in connection with leases in effect on the Second Closing Date and which remain unpaid at the Second Closing Date.

     3. The amount of $18.62 per square foot (for tenant improvement costs or allowances and leasing commissions) for the rentable area of the Property which is unleased at the Second Closing Date. For purposes of this calculation the rentable area of the Property shall be deemed to be 125,103 square feet (100% occupancy).

     4. The amount determined by multiplying the assumed annual net rental rate per square foot times the total number of square feet remaining unleased at the Second Closing Date and, in one calculation, dividing this product by the Stabilized Capitalization Rate and, in another calculation, dividing this product by the Adjustment Capitalization Rate, and then subtracting the lower of such numbers from the higher of such numbers.



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VII. TEXAS PLAZA (IRVING, TEXAS)


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A. Purchase Price $10,140,400

     1. Capitalization rate utilized in computing Purchase Price was 10.0% (the "Stabilized Capitalization Rate"). In the event a lease of 10 years or more is signed, the Purchase Price will be adjusted by applying a cap rate to the net rent paid over the first year of 9.50%.

     2. The Capitalization rate to be utilized for purposes of the adjustments provided for in paragraph B.3. below will be 10.6% (the "Adjustment Capitalization Rate").

     3. The assumed annual net rental rate per square foot used in computing the Purchase Price was $9.00. For leases signed between 3/31/98 and 9/30/98, the minimum rental rate shall not be less than the projected rental rate without an appropriate reduction in the acquisition price and approval of Purchaser. Lease terms shall be for five years or longer. Effective rental rates over a lease term shall be used for any rental concessions (including free rent and other concessions) in excess of 3 months of the first year's rent.

B.   Adjustments to Purchase Price.  The Purchase Price shall be reduced by:

     1. The actual amounts agreed to be paid by landlord with respect to tenant improvement costs or allowances and leasing commissions in connection with leases in effect on the Second Closing Date and which remain unpaid at the Second Closing Date.

     2. The amount of $21.04 per square foot (for tenant improvement costs or allowances and leasing commissions) for the rentable area of the Property which is unleased at the Second Closing Date. For purposes of this calculation the rentable area of the Property shall be deemed to be 115,926 square feet (100% occupancy).

     3. The amount determined by multiplying the assumed annual net rental rate per square foot times the total number of square feet remaining unleased at the Second Closing Date and, in one calculation, dividing this product by the Stabilized Capitalization Rate and, in another calculation, dividing this product by the Adjustment Capitalization Rate, and then subtracting the lower of such numbers from the higher of such numbers.

     4. In the event a new lease requires the use of the adjacent 5.1 acre parcel, the value of this land shall be deducted from the acquisition price at $125,000 per acre. Seller shall have the right to recapture this value by achieving rental rates above $9.00 psf but no greater than $10.00 psf utilizing the 10% cap



                                 Schedule 2.06
                                    Page 7
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rate. Due to the size of the tract, the value of the entire tract must be deducted if greater than one acre is required.





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                                    Page 8